                                                             EXHIBIT (a)(1)(vii)

       Amended and Restated Offer to Purchase sent by the Partnership to Limited Partners on July 30, 2001.

                              Amended and Restated
                          Offer to Purchase for Cash by
                         NTS-Properties VI and ORIG, LLC
                                  of up to 200
                          Limited Partnership Interests
                              of NTS-Properties VI
                              at $380 per Interest

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN
STANDARD TIME, ON TUESDAY, SEPTEMBER 25, 2001, UNLESS THE OFFER IS EXTENDED.

     A summary of the  principal  terms of the offer appears on pages ii through
iv. You should read this entire document  carefully  before deciding  whether to tender your limited partnership interests.

     If you tender all or any portion of your  interests  you will be subject to certain risks including:

     o    The purchase  price of the  interests may be less than the fair market value and liquidation value of the interests.
     o    As a result of your tender you may suffer negative tax consequences.
     o    There is a conflict of interest  between  limited  partners who tender interests in the offer,  limited  partners who do not tender,  and the general  partner  of the  partnership,  which  creates a risk that the purchase price will be less than the fair value of the interests.

     If you  continue to hold all or any portion of your  interests  you will be subject to certain risks including:

     o    There is no developed market for the interests,  which may prevent you from being able to liquidate your investment or receive fair value for your investment.
     o    There are restrictions on your ability to transfer interests.
     o    Cash   distributions  have  been  suspended  and  may  be  permanently eliminated.
     o    The partnership may not make future cash  distributions to its limited partners.
     o    The  partnership is using its cash reserves to fund its portion of the offer to  purchase,  which will reduce  existing  cash  available  for future needs and contingencies.
     o    The  partnership  may  not  be  able  to  pay  for  necessary  capital improvements to partnership properties.
     o    The offer to  purchase  may  result in  increased  voting  control  by affiliates of the partnership.
     o    The partnership has no current plans to liquidate.
     o    If tenants occupying some of the partnership's  properties  experience financial  difficulties or do not renew their leases,  this could harm the partnership's financial operations.
     o    There  are  significant   general   economic  risks   associated  with
          investments in real estate.

See "RISK FACTORS."

     Questions  and requests for  assistance  or for  additional  copies of this
Offer to Purchase,  the Letter of Transmittal or any other documents relating to this  Offer may be  directed  to NTS  Investor  Services  c/o  Gemisys  at (800)
387-7454.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES  COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR
UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

              The date of this Offer to Purchase is June 25, 2001.
    The Offer to Purchase has been amended and restated as of July 30, 2001.

                               SUMMARY TERM SHEET

o    The Offerors. ORIG, LLC and NTS-Properties VI are making this tender offer.
     ORIG is a Kentucky limited liability company,  affiliated with your general
     partner  and  NTS-   Properties   VI,  that   regularly   engages  in  real
     estate-related activities including acquiring,  developing,  renovating and rehabilitating,  financing and divesting properties. NTS- Properties VI, is a Maryland limited  partnership that owns residential rental and commercial real estate  properties  and owns joint  venture  interests in  residential rental and commercial real estate properties.  See Section 10 of this Offer to Purchase.

o    Our Offer.  We are  offering  to  purchase  up to 200 of the  partnership's outstanding  interests  that are not  owned by our  affiliates.  Currently, there are 38,994 outstanding  interests,  including  interests owned by our affiliates. See Introduction to this Offer to Purchase.

o    Our Offering  Price.  We will  purchase  interests in the offer in cash for
     $380 per interest. See Section 2 of this Offer to Purchase.

o    Other Parties Involved.  While we are the only parties offering to purchase your interests,  we are affiliated with two other parties, J.D. Nichols and
     Brian  Lavin,  who have  made  filings  with the  Securities  and  Exchange
     Commission in connection with our offer. Both Mr. Nichols and Mr. Lavin are executive  officers  of NTS  Capital  Corporation,  which is the  corporate general partner of your general  partner,  and Mr. Nichols is also the sole director of NTS Capital  Corporation  and the managing  general  partner of your  general  partner.  Mr.  Nichols  and Mr.  Lavin have  decision-making authority with regard to your general partner. See Section 11 of this Offer to Purchase.

o    Factors in Determining Our Offering Price. Your general partner  determined the offering  price in its sole  discretion.  In  determining  the offering price per interest your general partner considered, among other things, the following:

     o    The per interest price paid or offered to limited partners in previous transactions,  such as tender offers by us or third parties, secondary market  transactions  in which we  purchased  interests  from  limited partners, and third-party  transactions in which limited partners sold their  interests to third parties who are not  affiliated  with us. In
          February 2000 ORIG purchased 675 interests  from two limited  partners at an average  purchase  price of $416.49 per interest.  In April 2001
          ORIG  purchased  165  interests  from two  limited  partners,  who are affiliated  with each other, at a purchase price of $400 per interest.
          See Section 2 of this Offer to Purchase.

     o    The absence of a trading  market for the  interests.  See Section 2 of this Offer to Purchase.

                                       ii

o    Additional  Purchases.  If more than 200  interests  are  tendered,  we may purchase additional interests, in our sole discretion. If the offer remains oversubscribed,  we will purchase your  interests on a pro rata basis.  See
     Section 2 of this Offer to Purchase.

o    Conditions to Our Offer. We are offering to purchase outstanding  interests from all limited  partners,  and our offer is not generally  conditioned on your tendering any minimum number of your interests.  We will not, however, accept your tender if, as a result of the tender,  you would continue to be a limited partner and would hold fewer than 5 interests. There are a number of other conditions to our offer,  including the absence of certain changes in your  partnership,  the  absence  of certain  changes  in the  financial markets and the absence of competing tender offers. See Sections 2 and 6 of this Offer to Purchase.

o    Purpose  of Our  Offer.  The  purpose  of our offer is to  provide  limited partners who desire to  liquidate  some or all of their  investment  in the partnership  with a method  for doing so.  See  Section 1 of this  Offer to
     Purchase.

o    Right to  Extend  the  Expiration  Date.  The  offer  expires  on  Tuesday,
     September 25, 2001 at 12:00  Midnight,  Eastern  Standard  Time, but we may
     extend the  expiration  date by providing you with a written  notice of the extension. See Section 2 of this Offer to Purchase.

o    Subsequent  Offering  Period.  We do not  anticipate  having  a  subsequent offering period after the expiration date of the initial  offering  period, including any extensions. See Section 2 of this Offer to Purchase.

o    How to Tender Your Interests.  To tender your interests,  complete and sign the accompanying  letter of transmittal  included in these  materials,  and send it to NTS  Investor  Services  c/o Gemisys via mail at the address set forth in Section 16 of this Offer to  Purchase by 12:00  Midnight,  Eastern
     Standard Time on Tuesday,  September 25, 2001.  See Section 3 of this Offer to Purchase.

o    Withdrawal  Rights.  If you tender,  you can withdraw your interests at any time before the expiration date,  including any extensions,  or the date we accept  interests,  whichever  is later.  See  Section  4 of this  Offer to
     Purchase.

o    How to Withdraw. To withdraw your interests, you must send a written notice of withdrawal  via mail or facsimile  which must be received,  on or before the expiration date or the date we accept tendered interests,  whichever is later,  by NTS  Investor  Services  c/o Gemisys at the address or facsimile number set forth in Section  16 of this  Offer to  Purchase.  If you file a notice of  withdrawal it must specify your name and the amount of interests that you are withdrawing. See Section 4 of this Offer to Purchase.

o    Payment For Your Interests. If you tender your interests and we accept your tender, we will pay you for those interests which we purchase with a check.
     We will deliver all checks

                                       iii

     by first class U.S. Mail deposited in the mailbox within five business days after the expiration date. See Section 5 of this Offer to Purchase.

o    Tax  Consequences.  Your sale of  interests in this offer will be a taxable transaction  for federal income tax purposes.  The  consequences to each of you may vary,  and you should  consult  your tax advisor to  determine  the precise tax consequences to you. See Section 12 of this Offer to Purchase.

o    Availability  of Funds.  We currently have funds  available under a line of credit that are  sufficient  to enable us to purchase all of the  interests sought in our offer. See Section 9 of this Offer to Purchase.

o    Additional Information.  If you would like any additional information about the offer, you may call 1-800-387-7454.

                                       iv

              -----------------------------------------------------

                                    IMPORTANT

     IF YOU WISH TO TENDER  ALL OR ANY  PORTION  OF YOUR  INTERESTS,  YOU SHOULD
COMPLETE AND SIGN THE ENCLOSED  LETTER OF  TRANSMITTAL,  IN ACCORDANCE  WITH THE
INSTRUCTIONS IN THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL,  AND DELIVER IT
TOGETHER WITH THE  CERTIFICATE(S) OF OWNERSHIP FOR THE INTERESTS BEING TENDERED,
THE SUBSTITUTE FORM W-9 AND ANY OTHER REQUIRED DOCUMENTS TO THE PARTNERSHIP.  IF
THE  CERTIFICATE(S)  OF  OWNERSHIP  FOR THE  INTERESTS  IS (ARE)  LOST,  STOLEN,
MISPLACED OR DESTROYED,  YOU SHOULD  EXECUTE THE  AFFIDAVIT AND  INDEMNIFICATION
AGREEMENT FOR MISSING CERTIFICATE(S) OF OWNERSHIP ATTESTING TO THE FACT THAT THE
CERTIFICATE WAS LOST OR STOLEN, MISPLACED OR DESTROYED AND RETURN IT IN PLACE OF
THE  CERTIFICATE.  IF YOU HAVE  INTERESTS  REGISTERED  IN THE NAME OF A  BROKER,
DEALER,  COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE,  YOU MUST CONTACT THAT
BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IF YOU DESIRE TO
TENDER THESE INTERESTS.

     IF YOU TENDER  ALL OR ANY  PORTION OF YOUR  INTERESTS,  YOU ARE  SUBJECT TO
CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     THE  OFFER IS NOT  CONDITIONED  ON THE  TENDER  OF ANY  MINIMUM  NUMBER  OF
INTERESTS;  PROVIDED, HOWEVER, WE WILL NOT ACCEPT YOUR TENDER IF, AS A RESULT OF
THE TENDER, YOU WOULD CONTINUE TO BE A LIMITED PARTNER AND WOULD HOLD FEWER THAN
5 INTERESTS.  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS,  THE ABSENCE OF
CERTAIN CONDITIONS DESCRIBED IN SECTION 6 OF THIS OFFER TO PURCHASE.

     WE ARE NOT MAKING ANY  RECOMMENDATION TO YOU REGARDING WHETHER TO TENDER OR
REFRAIN FROM TENDERING YOUR  INTERESTS.  EACH OF YOU MUST MAKE YOUR OWN DECISION
REGARDING WHETHER TO TENDER INTERESTS, AND, IF SO, HOW MANY OF YOUR INTERESTS TO
TENDER.

     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY  RECOMMENDATION ON OUR BEHALF
REGARDING  WHETHER YOU SHOULD TENDER OR REFRAIN FROM  TENDERING  YOUR  INTERESTS
PURSUANT TO THE OFFER. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION
OR TO MAKE ANY  REPRESENTATION  IN  CONNECTION  WITH THE OFFER  OTHER THAN THOSE
CONTAINED  HEREIN  OR IN  THE  LETTER  OF  TRANSMITTAL.  ANY  RECOMMENDATION  OR
INFORMATION, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY US OR THE GENERAL PARTNER.

     -----------------------------------------------------------------------

                                        v

Section 2.        Offer to Purchase and Purchase Price; Proration;

Appendix A
         The Partnership's Financial Statements Giving

Appendix B
         ORIG's Balance Sheets.............................................B-1

                                       vi

To Holders of Limited Partnership Interests of
NTS-Properties VI

                                  INTRODUCTION

     NTS-Properties VI (the  "Partnership")  and ORIG, LLC ("ORIG") hereby offer to purchase up to 200 limited partnership  interests of the Partnership that are owned by limited partners who are not affiliates of the Partnership or ORIG at a purchase price of $380 per Interest (the "Purchase Price") in cash to the seller upon the  terms  and  subject  to the  conditions  set  forth in this  "Offer to
Purchase"  and in the related  "Letter of  Transmittal."  Together the "Offer to
Purchase" and "Letter of  Transmittal"  constitute  the "Offer." As used in this
Offer to Purchase,  the term  "Interest" or  "Interests,"  refers to the limited partnership interests in the Partnership,  and the terms "we", "us" or "our," as the context requires, refer to the Partnership and ORIG collectively.

     This  Offer is  generally  not  conditioned  upon  any  minimum  amount  of
Interests  being  tendered,  except as described in this Offer to Purchase.  The
Interests are not traded on any  established  trading  market and are subject to restrictions on transferability, which are described in the Amended and Restated
Agreement  of  Limited   Partnership  of  NTS-Properties  VI  (the  "Partnership
Agreement").

     You should not view the  Purchase  Price as  equivalent  to the fair market value or the liquidation value of an Interest. As of March 31, 2001 and December
31, 2000, the book value of each Interest was approximately $322.19 and $331.11, respectively. The general partner of the partnership,  NTS-Properties Associates
VI  (the  "General  Partner"),   determined  the  Purchase  Price  in  its  sole
discretion, based on:

o    the purchase of Interests  from two limited  partners,  who are  affiliated with each other, by ORIG on April 30, 2001 at a price of $400 per Interest;
     and
o    privately-negotiated  purchases  of  Interests  by ORIG in 2000 and 2001 at
     $380 per Interest;
o    the response to our tender offer of $380 per Interest  which began on March
     24, 2000 and ended on August 15, 2000;
o    the purchase of Interests from two limited partners by ORIG on February 10,
     2000 at an average price of $416.49 per Interest;
o    the  response  to our  tender  offer of $380 per  Interest  which  began on
     November 9, 1999 and ended on December 23, 1999; and
o    other  transactions in Interests as described in Section 2 of this Offer to
     Purchase.

     Neither we nor the General  Partner has  performed an analysis to determine the fair market  value or  liquidation  value of the  Interests,  or obtained an opinion from an independent  third party  regarding the fairness of the Purchase
Price.

     Subject to the  conditions  set forth in the Offer,  the  Partnership  will purchase  the first  100  Interests  which  are  tendered  and  received  by the
Partnership  by, and not withdrawn prior to, 12:00  Midnight,  Eastern  Standard
Time,  on September  25, 2001,  subject to any extension of the Offer by us (the
"Expiration Date"). If more than 100 Interests are tendered,  ORIG will purchase up to an  additional  100  Interests  which are  tendered  and  received  by the
Partnership  by, and not withdrawn  prior to, the  Expiration  Date.  If, on the
Expiration Date, we determine that more than 200 Interests

                                        1

have been tendered  during the Offer,  each of us may: (i) accept the additional
Interests in accordance with Rule 13e-4(f)(1)  promulgated  under the Securities
Exchange Act of 1934 ("Exchange Act"), as amended;  or (ii) extend the Offer, if necessary, and increase the amount of Interests that we are offering to purchase to an amount that we believe is sufficient to accommodate  the excess  Interests tendered as well as any Interests tendered during the extended Offer.

     If the Offer is oversubscribed  and we do not act in accordance with (i) or
(ii),  above, or if we act in accordance with (i) and (ii), above, but the Offer remains  oversubscribed,  then we will  accept  Interests  tendered  by  limited partners  on or before the  Expiration  Date for  payment  on a pro rata  basis.
However, as discussed below, we will not prorate,  but will instead purchase all tendered  Interests in excess of 200, if  proration  would result in any limited partner owning fewer than 5 Interests.  See Section 2 of this Offer to Purchase.
If you  tender  Interests  and we pro  rate,  the  number of  Interests  that we purchase  from you will be equal to the number of  Interests  which you properly tender multiplied by a fraction, the numerator of which will be the total number of  Interests  we are willing to purchase  in the Offer and the  denominator  of which will be the total  number of  Interests  properly  tendered by all limited partners  participating  in the Offer. Any fractional  Interests  resulting from this calculation  will be rounded down to the nearest whole number.  We will not purchase  fractions of Interests.  If you tender and if we will  purchase  fewer than the number of Interests that you tender, the Partnership will notify you in writing.  For any Interest that you tender but we do not purchase,  a book entry will be  made on the  Partnership's  books  to  reflect  your  ownership  of the
Interests not purchased.  The  Partnership  will not issue a new  Certificate of
Ownership for the Interests  that we do not purchase,  unless you make a written request instructing the Partnership to do so.

     The Offer is generally not  conditioned on the tender of any minimum number of Interests.  The Offer,  however, is conditioned upon, among other things, the
absence  of  certain  adverse  conditions   described  in  Section  6,  "Certain
Conditions of the Offer." In particular, we will not consummate the Offer, if in the  opinion of the  General  Partner,  there is a  reasonable  likelihood  that purchases  under the Offer would result in termination of the  Partnership (as a partnership) under Section 708 of the Internal Revenue Code of 1986, as amended, or termination of the  Partnership's  status as a partnership for federal income tax  purposes  under  Section  7704 of the Code.  Further,  we will not purchase
Interests if the purchase of Interests  would result in Interests being owned by fewer than three hundred holders of record.  See Section 6, "Certain  Conditions of the Offer."

     All of the Interests that we purchase  pursuant to the Offer will be deemed to have been  purchased as of the  Expiration  Date. If you accept the offer and tender Interests, you will receive the Purchase Price and any cash distributions declared and payable  before the  Expiration  Date.  You will not be entitled to receive any cash distributions declared and payable after the Expiration Date on any Interests tendered and accepted by us.

     The tender and  acceptance  of an Interest will be treated as a sale of the
Interest  for federal and most state income tax  purposes,  which will result in your  recognizing  gain or loss for income tax  purposes.  We urge you to review carefully all the information contained in or referred to in this

                                        2

Offer including,  without limitation,  the information  presented in Section 11,
"Certain Federal Income Tax Consequences."

     As of June 25, 2001,  the General  Partner owned five of the  Partnership's
outstanding   Interests  and  ORIG  owned  9,482  of  the  Partnership's  38,994 outstanding Interests. All partners,  members,  affiliates and associates of the
General  Partner  or  ORIG  beneficially  owned  a  total  of  9,920  Interests,
representing   approximately  25.4%  of  the  Partnership's  38,994  outstanding
Interests.  Although we are making this Offer to all limited  partners,  we have been advised that neither the General Partner nor any of the partners,  members, affiliates or associates of the General  Partner intends to tender any Interests pursuant  to the Offer.  Assuming  the Offer is fully  subscribed,  the  General
Partner, ORIG, and partners,  members,  affiliates and associates of the General
Partner  or ORIG,  will own,  after  the  Offer,  a total of  10,020  Interests,
representing   approximately  25.8%  of  the  Partnership's  38,894  outstanding
Interests.

                                  RISK FACTORS
                                  ------------

If You Tender  All or Any  Portion of Your  Interests  You are  Subject to Risks
Including the Following:

     The Purchase  Price of the Interests may be less than the fair market value and  liquidation  value of the  Interests  and is less than the amount  paid for
Interests  in some  recent  transactions.  The  Interests  are not  traded  on a recognized stock exchange or trading market.  There is no active,  liquid market for the  Interests,  and it is unlikely that this type of market will develop in the near future.  We are aware of the  following  transactions  in or offers for
Interests:

o    the purchase of 165 Interests from two limited partners, who are affiliated with  each  other,  by ORIG on  April  30,  2001,  at a price  of $400  per
     Interest; and

o    privately-negotiated purchases of 407 Interests by ORIG in 2000 and 2001 at
     $380 per Interest;

o    purchases  by us of 3,685 in our tender  offer of $380 per  Interest  which began on March 24, 2000 and ended on August 15, 2000;

o    the purchase of 675 Interests from one limited partners by ORIG on February
     10, 2000, at an average price of $416.49 per Interest; and

o    other  transactions in Interests as described in Section 2 of this Offer to
     Purchase.

     As of March 31, 2000 and December 31, 2000, the book value of each Interest was approximately $322.19 and $331.11, respectively.

     The Purchase Price per Interest in this Offer was determined by the General
Partner,  in its sole  discretion,  based on the purchase  price paid to limited partners in the transactions described

                                        3

above.  The  purchase  price per Interest in any of the  transactions  described above and the  Purchase  Price in this  Offer may not  reflect  the value of the
Interests.  Although  we  have  not  performed  an  analysis  to  determine  the liquidation  value of your  Interests,  if you were to hold your Interests until termination  or  liquidation of the  Partnership,  you might receive  greater or lesser value than the Purchase Price for your Interests.

     You may suffer  negative tax  consequences.  If you sell  Interests in this
Offer, you generally will recognize a gain or loss on the sale of your Interests for  federal  and most  state  income tax  purposes.  The amount of gain or loss realized will be, in general,  the excess of the amount you realize from selling your  Interests  minus the adjusted  tax basis in the  Interests  you sell.  The amount that you realize from the sale of your  Interests is generally the sum of the Purchase  Price plus your share of  Partnership  liabilities.  When you sell
Interests  which  you have  held for more  than  twelve  months,  the sale  will typically result in long-term capital gain or loss. Due to the complexity of tax issues,  you are  advised  to consult  your tax  advisors  with  respect to your individual tax situation before selling your Interests in the Offer. See Section
12 of this Offer to Purchase.

     There is a conflict of interest  between limited  partners who tender their
Interests  in the Offer,  limited  partners  who do not tender,  and the General
Partner, which creates a risk that the Purchase Price will be less that the fair value of the Interests.  A conflict of interest exists between limited  partners who tender their Interests and the Partnership,  the General Partner and limited partners who are not tendering their Interests. Limited partners tendering their
Interests  would prefer a higher Purchase Price;  the  Partnership,  the General
Partner and limited  partners who are not tendering their Interests would prefer a lower Purchase Price.  As a result of these conflicts of interest,  there is a risk that the Purchase Price is less than the fair value of the Interests.

     The General  Partner  Makes No  Recommendation  to Limited  Partners.  As a
result of the conflict of interest described in the previous paragraph,  neither the  Partnership nor the General  Partner is making a  recommendation  regarding whether  you should  tender or retain your  Interests.  You should make your own decisions  regarding  whether  to  tender  your  Interests  based  upon your own individual situation.

If You Do Not Tender All or Any Portion of Your Interests, You Are Subject to Risks
Including the Following:

     There is no developed market for the Interests,  which may prevent you from being able to liquidate  your  investment  or receive  fair value.  The Purchase
Price per Interest was determined by the General  Partner in its sole discretion and may not reflect the price per Interest if there were a developed  market for the  Interests or of the proceeds that you may receive if the  Partnership  were liquidated or dissolved.  Although the  Interests are  transferable,  subject to certain limitations set forth in the Partnership Agreement, we do not anticipate that any active,  liquid market will  develop.  You may not be able to liquidate your investment on favorable terms, if at all.

     There are  restrictions  on your ability to transfer  Interests.  Under the
Partnership  agreement,  limited  partners may  transfer or assign  interests to persons who then become "substitute limited

                                        4

partners." The General  Partner can decide to allow or disallow these  transfers in its sole discretion,  although it cannot unreasonably withhold its consent to a  transfer.  Accordingly,  if you do not  tender  your  Interests,  there is no guarantee that you will be able to transfer them in the future.

     Cash distributions  have been suspended and may be permanently  eliminated.
As of October 1, 2000, the Partnership  suspended payment of cash  distributions to limited  partners to reserve funds for  anticipated  working  capital  needs.
There can be no assurance that the Partnership will ever resume distributions or be  able  to fund  its  future  needs  or  contingencies,  which  may  harm  the
Partnership's business or financial condition.

     The Partnership is using cash reserves to fund the Offer, which will reduce existing cash available for future needs and contingencies.  The amount of funds required by the  Partnership to fund the Offer is estimated to be  approximately
$43,000 comprised of $38,000 to purchase 100 Interests and approximately  $5,000 for its proportionate  share of the expenses  associated with  administering the
Offer. The Partnership's  proportionate  share of the expenses of the Offer will likely  exceed this $5,000  estimate if we pay a  "soliciting  dealer's  fee" in connection with the Offer.  See Section 15, "Fees and Expenses." The expenses of the Offer will be  apportioned  between  the  Partnership  and ORIG based on the number of  Interests  purchased by each of us. The  Partnership  intends to fund these  expenses  from  its  cash  reserves.  The use of the  Partnership's  cash reserves to fund the Offer will have the effect of: (i)  reducing  the  existing
cash  available  for  future  needs  or  contingencies   and  (ii)  reducing  or
eliminating the interest income that the Partnership earns on its cash reserves.
There can be no assurance that the  Partnership  will be able to fund its future needs  or  contingencies,  which  may  have a  material  adverse  effect  on the
Partnership's business or financial condition.

     Increased voting control by affiliates of the Partnership.  If the Offer is fully  subscribed,  the  percentage  of Interests  held by persons  controlling, controlled by or under common control with the Partnership will increase.  As of
June 25, 2001, the General Partner owned five of the  Partnership's  outstanding
Interests and ORIG owned 9,482 of the Partnership's  outstanding Interests.  The
General Partner, ORIG, and all partners,  members,  affiliates and associates of the General Partner or ORIG beneficially own, in the aggregate, 9,920 Interests,
representing   approximately  25.4%  of  the  Partnership's  38,994  outstanding
Interests.  Although  this Offer is made to all limited  partners,  we have been advised  that neither the General  Partner,  nor any of the  partners,  members, affiliates or associates of the General  Partner intends to tender any Interests pursuant  to the Offer.  Assuming  the Offer is fully  subscribed,  the  General
Partner, ORIG, and partners,  members,  affiliates and associates of the General
Partner  or ORIG,  will own,  after  the  Offer,  a total of  10,020  Interests,
representing   approximately  25.8%  of  the  Partnership's  38,894  outstanding
Interests, an increase of .4% of the outstanding Interests. Thus, these entities or  individuals  will have a greater  influence on certain  matters  voted on by limited  partners,  including  removal of the General Partner and termination of the Partnership.

     The Partnership may not be able to pay for necessary  capital  improvements to Partnership properties.  Some of the Partnership's properties require capital improvements to operate optimally.  The Partnership  expects to make the capital improvements to certain Partnership properties over the

                                        5

next  year and  anticipates  funding  these  improvements  using  cash flow from operations,  cash reserves or additional  financing if necessary.  However,  the anticipated  sources  of funding  may not be  sufficient  to make the  necessary improvements.  If the cash flow from  operations  and cash reserves  prove to be insufficient,  the  Partnership  might have to fund the capital  improvements by borrowing  money.  If the  Partnership  is unable to borrow  money on  favorable terms,  or at all,  it may not be able to make  necessary  capital  improvements which could, in the future, harm the Partnership's  financial condition. On July
19, 2000, there was a fire at one of the Partnerships's joint venture properties in which eight  apartments  sustained fire and/or smoke damage.  As of March 31,
2000,  the  Partnership  has collected  $250,000  from its insurance  company in connection  with this damage.  As of this Offer to Purchase the General  Partner does  not  know if the  costs  of  repairs  will be  completely  covered  by the insurance  claim.  If they are not and the  Partnership  is  unable to cover the costs of these repairs,  the damaged apartments could remain  unrentable,  which could significantly harm the Partnership's financial condition. In addition, the
Partnership  intends to make roof  replacements on certain of its buildings over the next five years  because the roofs appear to have defects.  The  Partnership does not have sufficient working capital to make all of the repairs immediately, and there is a risk that  serious  damage will occur to the roofs  before all of the replacements can be made. If this damage occurs it will  significantly  harm the Partnership's financial condition.

     The Partnership has no current plan to liquidate. The Partnership Agreement provides  that the  Partnership  shall  terminate on December  31, 2061,  unless terminated  earlier.  The Partnership has no current plan to sell its assets and to distribute  the proceeds to its limited  partners,  nor does the  Partnership contemplate resuming distributions to the limited partners.  Therefore,  limited partners who do not tender their Interests may not be able to realize any return on or any  distribution  relating to their  investment in the Partnership in the foreseeable future.

     If  tenants  occupying  some  of the  Partnership's  properties  experience financial  difficulties  or do not  renew  their  leases,  this  could  harm the
Partnership's  financial operations.  The Partnership's  financial condition and ability to fund  future cash  needs,  including  its ability to make future cash distributions, if any, may be harmed by the bankruptcy, insolvency or a downturn in  business  of  any  tenant  occupying  a  significant  portion  of any of the
Partnership's  properties or by a tenant's  decision not to renew its lease.  If the Partnership  cannot  re-lease the space vacated by significant  tenants on a timely  basis and on  favorable  terms and  conditions,  this  could  damage the
Partnership's  results of operations and financial condition.  See Section 10 of this Offer to Purchase.

     There are significant general economic risks associated with investments in real  estate.  All real estate  investments  are subject to some degree of risk.
Generally,  equity investments in real estate are illiquid and,  therefore,  the
Partnership's  ability to promptly  vary its  portfolio  in response to changing
economic,   financial  and  investment   conditions  is  limited.   Real  estate
investments are also subject to changes in economic  conditions as well as other factors affecting real estate values, including:

     o    possible federal,  state or local  regulations and controls  affecting rents, prices of goods, fuel and energy consumption and prices,  water and environmental restrictions;

                                        6

     o    increased labor and material costs; and

     o    the attractiveness of the property to tenants in the neighborhood.

For a  detailed  discussion  of the risks  associated  with  investment  in real estate,  refer to the "Risk Factors" set forth in the  Partnership's  Prospectus dated June 25, 1985.

                                        7

                                    THE OFFER

     Section 1.  Background and Purposes of the Offer.  The purpose of the Offer is to provide limited  partners who are desirous of selling some or all of their
Interests  with a method for doing so. No established  secondary  trading market for the Interests exists.  Historically  there have been only isolated purchases and sales of Interests.  In addition,  under the Partnership Agreement transfers of Interests are subject to  restrictions,  including the prior  approval of the
General Partner.  The General Partner believes that some limited partners desire immediate liquidity with respect to some or all of their Interests,  while other limited  partners  may  not  need or  desire  liquidity  and  would  prefer  the opportunity to retain all of their Interests.  The General Partner believes that limited partners should be entitled to make a choice between immediate liquidity and continued  ownership and, thus,  believes that this Offer  accommodates  the differing goals of both groups of limited partners.  Limited partners who tender
Interests  in the Offer will  receive a cash payment with respect to some or all of their Interests, depending on whether the Offer is oversubscribed and, if so, whether we accept  all  tendered  Interests  or accept  Interests  on a pro rata basis.  See Section 2 of this Offer to Purchase.  We believe the  Interests  may represent  an  attractive  long-term  investment  at  the  Purchase  Price.  The continued ownership of Interests,  however, entails the risk of loss of all or a portion of the current  value of the  Interests.  See "Risk  Factors - There are significant  general economic risks associated with investments in real estate."
Limited  partners  who  tender  their  Interests  in the Offer  are,  in effect, exchanging  certainty  and  liquidity  for  the  potentially  higher  return  of continued ownership of their Interests.

     Neither we nor the General  Partner has any current plans or proposals that relate to or would result in:

o    an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Partnership;

o    a sale or transfer of a material amount of assets of the Partnership;

o    any change in the identity of the General  Partner or in the  management of the Partnership,  including,  but not limited to, any plans or proposals to change the number or term of the General  Partner(s),  to fill any existing vacancy  for the General  Partner,  or to change any  material  term of the management agreement between the General Partner and the Partnership;

o    any change in the indebtedness or capitalization of the Partnership;

o    any other material change in the structure or business of the  Partnership;
     or

o    any change in the  Partnership  Agreement or other  actions that may impede the acquisition of control of the  Partnership by any person.  On March 21,
     2000,  the  Partnership  announced  that payment of cash  distributions  to limited partners would be suspended effective as of

                                        8

     January 1, 2000 to reserve funds for anticipated working capital needs. See
     Section 7 of this Offer to Purchase.

However, the General Partner,  consistent with its fiduciary  obligations,  will seek and  review  opportunities  to  enhance  long-term  value  for the  limited partners, such as: a merger or business combination with an unaffiliated entity;
a liquidation of the Partnership;  a  recapitalization;  or a consolidation with affiliates.  There is no assurance  that any  transaction  will occur.  As noted
below, we may, but are not required to, purchase  additional  Interests,  either
through   privately-negotiated   transactions   or  additional   tender  offers.
Additional  purchases  may have the  effect  of  increasing  the  percentage  of
Interests owned by ORIG and its affiliates  above 50%, which would give ORIG the ability to control any Partnership votes on the types of transactions  described above or any other matters. See Section 8 of this Offer to Purchase.

     Neither ORIG nor any of its  affiliates  intends to tender any Interests in the Offer. Therefore, following completion of the Offer, Interests owned by ORIG or  its  affiliates  will  represent  a  greater  percentage  of  the  remaining
Interests.  For  example,  if the  offer  is  fully  subscribed,  ORIG  and  its affiliates  will own 10,020  Interests,  representing  25.8% of the  outstanding
Interests.  Similarly,  limited  partners who do not tender their Interests will own a greater percentage of the remaining Interests.

     If you retain  your  Interests,  you will be subject  to  increased  risks, including but not limited to: (1) reduction in the Partnership's  cash reserves, which may affect the Partnership's ability to fund its future cash requirements, thus having a material adverse effect on the Partnership's  financial condition;
and (2)  increased  voting  control by the  affiliates  of the General  Partner, including ORIG, and persons controlling the affiliates,  which will increase the influence that  affiliates of the General  Partner and persons  controlling  the affiliates  have on  certain  matters  voted on by limited  partners,  including removal of the General Partner and termination of the Partnership. Any Interests tendered  to the  Partnership  in  connection  with this Offer will be  retired, although the Partnership may issue new interests from time to time in compliance with  the  federal  and  state  securities  laws  or any  exemptions  therefrom.
Interests  purchased by ORIG will be held by ORIG.  Neither the  Partnership nor the General Partner has plans to offer for sale any other additional  interests, but each reserves the right to do so in the future.

     The Offer is the fifth tender offer made by the  Partnership for Interests.
ORIG  participated  in each of the prior tender offers.  We purchased a total of
2,103  Interests on January 18, 1999 for $350 per Interest,  in the first tender offer. The Partnership purchased 750 of these Interests. ORIG purchased 1,353 of these  Interests.  We purchased a total of 2,801 Interests on September 30, 1999 for $370 per Interest, in the second tender offer. The Partnership purchased 500 of these  Interests.  ORIG purchased  2,301 of these  Interests.  We purchased a total of 1,085  Interests  on December  23, 1999 for $380 per  Interest,  in the
third tender  offer.  The  Partnership  purchased 250 of these  Interests.  ORIG purchased  835 of these  Interests.  We purchased a total of 3,685  Interests on
August 15,  2000 for $380 per  Interest  in the fourth  offer.  The  Partnership purchased 100 of these Interests. ORIG purchased 3,585 of these Interests.

                                        9

     Section 2. Offer to Purchase  and  Purchase  Price;  Proration;  Expiration
Date; Determination of Purchase Price.

     Offer to Purchase and Purchase  Price.  We will, upon the terms and subject to the conditions of the Offer  described  below,  purchase a total of up to 200
Interests  that are  properly  tendered  by,  and not  withdrawn  prior to,  the
Expiration Date at a price equal to $380 per Interest; provided however, that if you  decide to tender we will not  accept  your  tender  if, as a result of your tender,  you would continue to be a limited  partner and would hold fewer than 5
Interests.  The  Partnership  will  purchase the first 100  Interests  which are tendered and received by the  Partnership  by, and not  withdrawn  prior to, the
Expiration  Date.  If more than 100  Interests  are tendered and received by the
Partnership  as a result of this Offer,  ORIG will  purchase up to an additional
100 Interests  which are tendered by, and not withdrawn prior to, the Expiration
Date.

     If, on the Expiration  Date, we determine that more than 200 Interests have been  tendered  during the  Offer,  each of us may:  (i)  accept the  additional
Interests  permitted  to be accepted  pursuant to Rule  13e-4(f)(1)  promulgated under the Exchange Act; or (ii) extend the Offer, if necessary, and increase the amount of  Interests  that we are  offering  to  purchase  to an amount  that we believe is sufficient to accommodate  the excess  Interests  tendered as well as any Interests tendered during the extended Offer.

     Proration.  If the Offer is oversubscribed  and we do not act in accordance with (i) or (ii),  above, or if we act in accordance  with (i) and (ii),  above, but the Offer remains oversubscribed,  then we will accept Interests tendered on or before the Expiration  Date for payment on a pro rata basis. If you tender in the Offer and we prorate,  the number of Interests we purchase  from you will be equal to a fraction  of the total  number of  Interests  tendered by all limited partners  in this  Offer,  the  numerator  of which will be the total  number of
Interests  that we are willing to purchase and the  denominator of which will be the  total  number  of  Interests  properly  tendered  by all  limited  partners participating in the Offer.

     Your  partnership   agreement  prohibits  the  Partnership  from  making  a
repurchase if as a result of the repurchase a limited  partner would continue to be a limited partner but hold fewer than 5 Interests.  As a result, as discussed below,  we will not  accept  tenders  which  would  reduce a  limited  partner's ownership  to  fewer  than  5  Interests.  In the  event  of a  proration,  this restriction  could prevent us from  purchasing  the same  percentage of tendered
Interests from all tendering limited partners as required by SEC regulations. To avoid this result,  we will not prorate,  but will instead purchase all tendered
Interests  in excess of 200, if proration  would  result in any limited  partner owning fewer than 5 Interests.

     We will  round  any  fractional  Interests  resulting  from  any  proration calculation down to the nearest whole number. We will not purchase  fractions of
Interests.  The Partnership will notify, in writing,  limited partners from whom we will  purchase  fewer than the  number of  Interests  which  they  originally tendered.  For  any  Interest  that  a  limited  partner  tenders  but we do not purchase,  a book  entry  will be made on the  Partnership's  books  to  reflect ownership of the Interests not purchased.

                                       10

The Partnership  will not issue a new Certificate of Ownership for the Interests that we do not  purchase,  unless a  limited  partner  makes a  written  request instructing the Partnership to do so.

     THIS OFFER IS NOT  CONDITIONED  ON ANY MINIMUM  NUMBER OF  INTERESTS  BEING
TENDERED;  PROVIDED,  HOWEVER, WE WILL NOT ACCEPT YOUR TENDER IF, AS A RESULT OF
THE TENDER, YOU WOULD CONTINUE TO BE A LIMITED PARTNER AND WOULD HOLD FEWER THAN
ONE HUNDRED INTERESTS.

     Expiration Date. The term "Expiration  Date" means 12:00 Midnight,  Eastern
Standard  Time, on September 25, 2001,  unless and until we extend the period of time for which the Offer is open, in which event "Expiration Date" will mean the latest  time and date at which the Offer,  as extended  by us,  expires.  We may extend the Offer, in our sole  discretion,  by providing you with written notice of the extension;  provided,  however,  that if the Offer is oversubscribed,  we may, each in our sole discretion, extend the Offer by providing you with written notice of the  extension.  We do not intend to allow limited  partners to tender
Interests after the Expiration Date, including any extensions. For a description of how we may extend or  terminate  the Offer,  see  Section 14 of this Offer to
Purchase.

     Determination of Purchase Price. The Purchase Price represents the price at which we are willing to purchase  Interests.  Your  approval is not required and was not sought  regarding the  determination  of the Purchase  Price. No special committee  of ours or of the limited  partners  has  approved  this Offer and no special  committee or  independent  person has been retained to act on behalf of
us.  Neither  we nor  the  General  Partner  has  obtained  an  opinion  from an independent third party regarding the fairness of the Purchase Price.

The Purchase  Price offered by us was  determined by the General  Partner in its sole discretion based on:

o    the purchase of Interests  from two limited  partners,  who are  affiliated with each other, by ORIG on April 30, 2001 at a price of $400 per Interest;
     and
o    privately-negotiated  purchases  of  Interests  by ORIG in 2000 and 2001 at
     $380 per Interest;
o    the response to our tender offer of $380 per Interest  which began on March
     24, 2000 and ended on August 15, 2000;
o    the purchase of Interests from two limited partners by ORIG on February 10,
     2000 at an average price of $416.49 per Interest;
o    the  response  to our  tender  offer of $380 per  Interest  which  began on
     November 9, 1999 and ended on December 23, 1999;
o    the response to our tender  offer of $350 per Interest  which began on June
     25, 1999,  which was later  amended to increase the purchase  price to $370 per Interest on August 23, 1999 and ended on September 30, 1999;
o    the  response to a tender  offer for  Interests  made in August,  1999 by a third-party  offeror that is not  affiliated  with us or our  affiliates at
     $365 per Interest;

                                       11

o    the  response  to our  tender  offer of $350 per  Interest  which  began on
     October 20, 1998 and ended on January 18, 1999;
o    the  response  to a tender  offer  for  Interests  in  November,  1999 by a third-party  offeror that is not  affiliated  with us or our  affiliates at
     $375 per Interest;
o    privately-negotiated  repurchases of Interests by the Partnership from 1996 through 1998 at prices ranging from $250 to $350 per Interest;
o    purchases of Interests by the Partnership's affiliates, BKK and Ocean Ridge from 1995 through 1998 at prices ranging from $234 to $350 per Interest;
o    a tender  offer  for  Interests  made in  November,  1999 by a  third-party offeror that is not affiliated  with the Offerors,  the General  Partner or any of their affiliates at $375 per Interest; and
o    a tender offer for Interests made in August,  1999 by a third-party offeror that is not  affiliated  with the Offerors,  the General  Partner or any of their affiliates at $365 per Interest.

     In determining the Purchase Price,  the General Partner did not estimate or project  the  liquidation  value per  Interest  or  consider  the book value per
Interest and did not appraise the value of the Partnership's assets.

     Section  3.  Procedure  for  Tendering  Interests.  If you  wish to  tender
Interests in this Offer you must submit a properly  completed  and duly executed
Letter of Transmittal and Substitute Form W-9,  together with the Certificate of
Ownership for the Interests you tender and any other  required  documents to NTS
Investor Services c/o Gemisys, at the address listed in Section 16 of this Offer to Purchase. If your Certificate of Ownership for the Interests is lost, stolen,
misplaced  or  destroyed,   you  must  execute  and  submit  the  Affidavit  and
Indemnification  Agreement  for Missing  Certificate(s)  in place of the missing
Certificate  of  Ownership.  If your  Interests  are  held  in an  IRA/custodial account,  all forms should be signed and  forwarded to the custodian to obtain a signature  guarantee and the  Certificate of Ownership for the Interests.  There
are no fees or other charges payable by limited partners who tender Interests in connection with the Offer.

     THE LETTER OF  TRANSMITTAL,  SUBSTITUTE  FORM W-9,  AND  CERTIFICATE(S)  OF
OWNERSHIP FOR THE INTERESTS BEING TENDERED (OR AFFIDAVIT, IF APPLICABLE) AND ANY
OTHER REQUIRED  DOCUMENTS  MUST BE RECEIVED BY THE  PARTNERSHIP ON OR BEFORE THE
EXPIRATION DATE. WE WILL NOT ACCEPT INTERESTS  RECEIVED BY THE PARTNERSHIP AFTER
THE EXPIRATION DATE.

     Method of  Delivery.  YOU  ASSUME ANY RISK  ASSOCIATED  WITH THE METHOD FOR
DELIVERING THE LETTER OF TRANSMITTAL,  SUBSTITUTE FORM W-9 AND CERTIFICATE(S) OF
OWNERSHIP FOR THE INTERESTS (OR THE AFFIDAVIT). WE RECOMMEND THAT YOU SUBMIT ALL
DOCUMENTS BY REGISTERED MAIL,  RETURN RECEIPT  REQUESTED AND PROPERLY INSURED OR
BY AN  OVERNIGHT  COURIER  SERVICE.  YOU MAY  CONFIRM  RECEIPT  OF A  LETTER  OF
TRANSMITTAL BY CONTACTING  NTS INVESTOR  SERVICES C/O GEMISYS AT THE ADDRESS AND
TELEPHONE NUMBER LISTED IN SECTION 16 OF THIS OFFER TO PURCHASE.

                                       12

     Determination  of Validity.  All questions  regarding  the validity,  form, eligibility  (including  time of  receipt)  and  acceptance  for  payment of any
Interests will be determined by the Partnership,  in its sole discretion. If the
Offer is oversubscribed,  however, we may decide to purchase Interests in excess of the  initial  200  Interests.  In that  case,  all  questions  regarding  the validity,  form or  eligibility,  including time of receipt,  and acceptance for payment of any additional  Interests purchased by either the Partnership or ORIG will be  determined  by each  respective  party,  in its sole  discretion.  Each determination,  whether  made by the  Partnership  or ORIG,  will be  final  and binding. The Partnership or ORIG, if applicable, has the absolute right to waive any of the conditions of the Offer or any defect or  irregularity in any tender, or  in  the  related  transmittal  documents.  Unless  waived,  any  defects  or irregularities  must  be  cured  within  the  time  period  established  by  the
Partnership or ORIG. In any event,  tenders will not be deemed to have been made until all defects or  irregularities  have been cured or waived.  We are neither under any duty nor will we incur any  liability for failure to notify you of any defects, irregularities or rejections contained in your tenders.

     Section  10(b) of the  Exchange Act and Rule 14e-4  promulgated  thereunder require that a person  tendering  Interests  on his, her or its behalf,  own the
Interests  tendered.  Section 10(b) and Rule 14e-4 provide a similar restriction applicable  to the tender or guarantee of a tender on behalf of another  person.
If you tender your Interests pursuant to any of the procedures described in this
Offer to  Purchase  you  accept  the  terms and  conditions  of the  Offer,  and represent and warrant that (i) you own the Interests  being tendered  within the meaning of Rule 14e-4; and (ii) the tender complies with Rule 14e-4.

     Section 4. Withdrawal  Rights.  If you tender  Interests in this Offer, you may withdraw your tender at any time before the  Expiration  Date or the date we accept tendered Interests, whichever is later. For a withdrawal to be effective, it must be in writing and received by NTS Investor Services c/o Gemisys via mail or facsimile  at the address or facsimile  number set forth in the Section 16 of this Offer to  Purchase on or before the  Expiration  Date or the date we accept tendered  Interests,  whichever is later.  Any notice of withdrawal must specify your name and the amount of Interests that you are withdrawing.

     All questions as to form and validity of the notice of  withdrawal  will be determined  by the  Partnership,  in  its  sole  discretion.  If  the  Offer  is oversubscribed,  all  questions  as to  form  and  validity  of  the  notice  of withdrawal  will be  determined  by the  Partnership  or ORIG,  each in its sole discretion,  for any Interests purchased by the Partnership or ORIG, as the case may be, in excess of the initial 200 Interests.  All determinations  made by the
Partnership or ORIG will be final and binding. Interests properly withdrawn will not  thereafter  be deemed to be tendered  for  purposes of the Offer.  However, withdrawn  Interests may be retendered by following the  procedures set forth in
Section 3 of this Offer to Purchase prior to the Expiration  Date.  Tenders made pursuant to the Offer which are not otherwise  withdrawn in accordance with this
Section 4 will be irrevocable.

     Section 5. Purchase of Interests;  Payment of Purchase Price. If you tender
Interests  under the Offer,  upon the terms and subject to the conditions of the
Offer, we will pay you $380 per Interest for each Interest you properly  tender.
We will pay you the Purchase  Price with a check from either the  Partnership or
ORIG, depending on which of us purchases your Interests. We will deliver

                                       13

your  check by first  class U.S.  Mail  deposited  in the  mailbox  within  five business days after the Expiration Date. Under no circumstances  will we pay you interest on the Purchase Price,  regardless of any extension of the Offer or any delay in making payment.  In the event of proration as set forth in Section 2 of this Offer to Purchase, we may not be able to determine the proration factor and pay for those  Interests  that have been  accepted  for  payment,  and for which payment is  otherwise  due,  until  approximately  ten  business  days after the
Expiration Date.

     Interests will be deemed  purchased at the time of acceptance by us, but in
no  event  earlier  than  the  Expiration  Date.   Interests  purchased  by  the
Partnership  will be retired,  although the  Partnership may issue new interests from time to time in compliance  with the  registration  requirements of federal and state securities laws or exemptions from these laws.  Interests purchased by
ORIG will be held by ORIG.  Neither the  Partnership nor the General Partner has
plans to offer for sale any other  additional  interests,  but each reserves the right to do so in the future.

     Section  6.  Certain  Conditions  of the Offer.  Notwithstanding  any other provision of this Offer to Purchase,  we will not be required to purchase or pay for any Interests tendered and may terminate the Offer as provided in Section 14 of this Offer to  Purchase  if any of the  following  events  occur prior to the
Expiration Date:

          (a) there is a reasonable  likelihood  that  consummation of the Offer would result in the termination of the Partnership (as a partnership) under
     Section 708 of the Internal Revenue Code of 1986, as amended;

          (b) there is a reasonable  likelihood  that  consummation of the Offer would result in  termination of the  Partnership's  status as a partnership for federal income tax purposes under Section 7704 of the Internal  Revenue
     Code of 1986, as amended;

          (c) as a result of the Offer, there would be fewer than 300 holders of record, pursuant to Rule 13e-3 promulgated under the Exchange Act;

          (d) there shall have been instituted or threatened or shall be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, which:
     (i)  challenges  the  making  of  the  Offer  or  the  acquisition  by  the
     Partnership  or  ORIG of  Interests  pursuant  to the  Offer  or  otherwise directly or indirectly  relates to the Offer; or (ii) in the  Partnership's reasonable  judgment,  determined  within five  business  days prior to the
     Expiration Date, could materially  affect the business,  financial or other condition,  income, operations or prospects of the Partnership,  taken as a whole, or otherwise  materially  impair in any way the contemplated  future conduct of the business of the Partnership or materially impair the Offer's contemplated benefits to the Partnership;

          (e) there shall have been any action  threatened or taken, or approval withheld, or any statute, rule or regulation proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Partnership or ORIG, by any

                                       14

     government  or  governmental,  regulatory  or  administrative  authority or agency or tribunal, domestic or foreign, which, in our reasonable judgment, would or might directly or indirectly:

               (i) delay or restrict the ability of the  Partnership or ORIG, or render the  Partnership  or ORIG unable,  to accept for payment or pay for some or all of the Interests;

               (ii)  materially  affect the  business,  condition  (financial or other), income,  operations,  or prospects of the Partnership or ORIG, taken  as a  whole,  or  otherwise  materially  impair  in any way the contemplated  future  conduct of the  business of the  Partnership  or
          ORIG;

     (f) there shall have occurred:

               (i) the  declaration  of any banking  moratorium or suspension of payment in respect of banks in the United States;

               (ii) any  general  suspension  of trading  in, or  limitation  on prices  for,  securities  on any  United  States  national  securities exchange or in the over-the- counter market;

               (iii) the  commencement  of war,  armed  hostilities or any other national or international  calamity  directly or indirectly  involving the Unites States which is material to the Offer;

               (iv)  any   limitation,   whether  or  not   mandatory,   by  any
          governmental  regulatory or  administrative  agency or authority  that materially  and adversely  affects the extension of credit by banks or other lending institutions;

               (v) (A) any significant  change, in our reasonable  judgment,  in the general level of market prices of equity  securities or securities convertible into or exchangeable  for equity  securities in the United
          States or abroad or (B) any change in the general  political,  market, economic,  or financial conditions in the United States or abroad that
          (1) could have a material  adverse  effect on the  business  condition
          (financial  or  other),   income,   operations  or  prospects  of  the
          Partnership,  or (2) in our reasonable judgment,  makes it inadvisable to proceed with the Offer; or

               (vi) in the  case of the  foregoing  existing  at the time of the commencement  of the Offer,  in our  reasonable  judgment,  a material acceleration or worsening thereof;

                                       15

          (g) any change shall occur or be threatened in the business, condition
     (financial or otherwise),  or operations of the  Partnership,  that, in the
     Partnership's   reasonable   judgment,   is  or  may  be  material  to  the
     Partnership;

          (h) a tender or exchange  offer for any or all of the Interests of the
     Partnership,   or  any  merger,   business  combination  or  other  similar
     transaction  with or involving the  Partnership,  shall have been proposed, announced or made by any person; or

          (i) (i) any entity,  "group" (as that term is used in Section 13(d)(3)
     of the Exchange Act) or person (other than entities,  groups or persons, if any,  who have  filed  with the  Commission  on or before  June 25,  2001 a
     Schedule 13G or a Schedule 13D with respect to any of the Interests)  shall have acquired or proposed to acquire  beneficial  ownership of more than 5%
     of the outstanding  Interests;  or (ii) such entity,  group, or person that has publicly disclosed any such beneficial ownership of more than 5% of the
     Interests  prior to such date shall have acquired,  or proposed to acquire, beneficial ownership of additional  Interests  constituting more than 1% of the outstanding Interests or shall have been granted any option or right to acquire beneficial ownership of more than 1% of the outstanding  Interests;
     or (iii) any person or group  shall have  filed a  Notification  and Report
     Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public  announcement  reflecting an intent to acquire the  Partnership or its assets;

which,  in our  reasonable  judgment,  in any such  case and  regardless  of the circumstances,  including any action by us, giving rise to such event,  makes it inadvisable  to proceed  with the Offer or with such  purchase  or  payment.  In addition, we may postpone the purchase of, or payment for, Interests tendered in anticipation  of required  approvals of any federal,  state or local  government regulator  or  administrative  authority  or agency  or  tribunal,  domestic  or foreign.  The  conditions  described  above are for our sole  benefit and may be asserted by us on our respective  behalf if they have occurred,  or we determine
in  our  reasonable  judgment  that  they  have  occurred,   regardless  of  the
circumstances  giving  rise to any  such  condition,  including  any  action  or inaction  taken by us, or may be waived in whole or in part.  Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right,  and each such right  shall be deemed an ongoing  right which may be asserted  at any time  before  the  Expiration  Date.  Any  determination  by us concerning the events  described in this Section 6 shall be final and binding on all parties.  As of the date hereof,  we believe that neither  paragraph (a) nor paragraph (b) of this Section 6 will prohibit the consummation of the Offer.

     Section 7. Cash Distribution  Policy. The Partnership  commenced operations in  December,  1984  and  consistently  paid  quarterly  distributions  with the exception of certain  quarters of 1991 and 1992.  The size of the  Partnership's quarterly distributions, as a percentage of original capital contributions, were decreased from an annualized rate of 2%, or .5% per quarter,  to 1%, or .25% per quarter,  effective June 30, 1998, in conjunction with the Partnership's plan to construct  Park  Place  Apartments  Phase III.  See  Section 10 of this Offer to
Purchase.  As of March 21, 2000, the Partnership  announced that payment of cash distributions to limited partners would be suspended  effective as of January 1,
2000 to reserve funds for significant capital improvements needed to

                                       16

maintain the buildings and  facilities  owned by the  Partnership at Willow Lake
Apartments,  Park Place  Apartments  Phase I, Sabal Park Apartments and the Golf
Brook Apartments facility owned by a joint venture in which the Partnership is a joint venture  partner.  The  Partnership  will evaluate its cash position on an ongoing basis to determine  when  resumption of  distributions  is  appropriate.
There  can  be no  assurance,  however,  that  the  Partnership  will  make  any distributions  in the future to limited  partners who continue to own  Interests following completion of the Offer. See Section 10 of this Offer to Purchase.  In addition,  if you tender  your  Interests  pursuant to the Offer you will not be entitled  to  receive  any  cash  distributions  declared,  if  any,  after  the
Expiration Date, on any Interests which you tender and we accept.

     Section 8. Effects of the Offer. In addition to the effects of the Offer on limited  partners who tender  their  Interests  and limited  partners who do not tender their  Interests  and upon the General  Partner as set forth in the "Risk
Factors" of this Offer to  Purchase,  the Offer will affect the  Partnership  in several other respects, as described in this section.

     Reduction in Partnership's Cash Reserves. If the Offer is fully subscribed, the Partnership will use approximately $43,000 to purchase 100 Interests and pay costs associated with the Offer.  This will have the effect of: (i) reducing the cash  available  to fund  future  needs  and  contingencies  or to  make  future distributions;  and (ii) reducing or  eliminating  the interest  income that the
Partnership  would  have  been  able  to  earn  had it  invested  this  cash  in interest-bearing  investments.  Financial  statements giving pro forma effect of the Offer,  assuming  the purchase by the  Partnership  of Interests at $380 per
Interest, are attached to this Offer to Purchase as Appendix A.

     Possible  Future  Purchases.  Upon completion of the Offer, we may consider purchasing  any Interests not purchased in the Offer.  Any such purchases may be on the  same  terms  as the  terms of this  Offer  or on  terms  which  are more favorable  or less  favorable  to you than the terms of this  Offer.  Rule 13e-4 promulgated  under the Exchange Act prohibits us from  purchasing any Interests, other than  pursuant to the Offer,  until at least ten  business  days after the
Expiration  Date.  Any  possible  future  purchases  by us will  depend  on many factors,  including  but not  limited  to, the market  price of  Interests,  the results of the Offer,  the  Partnership's  business and financial  condition and general economic market conditions.

     Possible  Future  Control  by ORIG.  We are not  making  this Offer for the purpose of ORIG's gaining control of the  Partnership,  and we do not anticipate that the percentage of Interests  owned by ORIG and its  affiliates  will exceed
50% after completion of the Offer.  However,  as noted above, we may make future purchases of  Interests.  In addition to  purchases  by ORIG itself,  any future purchases by the  Partnership  will have the effect of increasing the percentage of  Interests  owned by ORIG and its  affiliates  because  they will  reduce the number of outstanding  Interests.  If the percentage of Interests  owned by ORIG and its  affiliates  increases  above 50%, ORIG will have the ability to control the  outcome of any future  votes of limited  partners.  Matters  which would be subject  to a  vote  of  the  limited  partners  include:  (i)  approval  of  an extraordinary  transaction  such as a business  combination with an unaffiliated entity,  or a consolidation  with other public limited  partnerships  affiliated with the Partnership; (ii) removal of the General Partner; or (iii) liquidation

                                       17

of the  Partnership.  ORIG intends to vote its  Interests in whatever  manner it deems to be in its best  interests,  which may or may not be in the interests of other limited partners.

     Section 9. Source and Amount of Funds.  The total amount of funds  required to complete  this Offer is  approximately  $86,000,  which  includes  $76,000 to purchase  200  Interests  plus  approximately  $10,000 for  expenses  related to administering  the Offer. The total expenses of the Offer will likely exceed the current  estimate  of $10,000,  and the  Partnership's  and ORIG's  share of the expenses will accordingly likely exceed $5,000, if we pay a "soliciting dealers'
fee" in  connection  with the Offer.  See Section 15, "Fees and  Expenses."  The
Partnership  expects to pay approximately  $38,000 to purchase 100 Interests and approximately  $5,000  for  its  proportionate  share  of  expenses  related  to administering  the  Offer,  and  expects to fund  these  payments  with its cash reserves.  The expenses of the Offer will be apportioned between us based on the number of  Interests  purchased by each of us. As of March 31, 2001 and December
31, 2000 the Partnership had unrestricted  cash and cash equivalents of $255,272 and  $47,683  or $6.55  and $1.22 per  Interest,  respectively.  If the Offer is oversubscribed and the Partnership, in its sole discretion,  decides to purchase
Interests in excess of 100 Interests, the Partnership will fund these additional purchases and expenses, if any, from its cash reserves.

     ORIG expects to pay  approximately  $38,000 to purchase 100  Interests  and approximately  $5,000  for  its  proportionate  share  of  expenses  related  to administering  the Offer,  and expects to fund these  payments with the proceeds from a loan  from  the  Bank of  Louisville  described  below.  If the  Offer is oversubscribed  and ORIG, in its sole discretion,  decides to purchase Interests in  excess of 100  Interests,  ORIG will fund  these  additional  purchases  and expenses, if any, from the loan.

     ORIG will  also use the  proceeds  of the loan from the Bank of  Louisville described  below  to fund the  purchase  of  limited  partnership  interests  of affiliated  partnerships.  These  loan  proceeds  could  also be used to  return capital  contributions  previously  made by Mr. J.D.  Nichols  and Mr.  Brian F.
Lavin, the members of ORIG, to ORIG.

     On August 15,  2000,  ORIG and the Bank of  Louisville  entered into a Loan
Agreement  under  which the Bank of  Louisville  agreed to provide a  $6,000,000 revolving line of credit to ORIG evidenced by three  separate  promissory  notes issued  by  ORIG in  favor  of the  bank in the  original  principal  amount  of
$2,000,000  each  (the  "Loan  Agreement").  The  terms of the  three  notes are described below:

o    Revolving  Credit Note A bears  interest at the prime rate, as announced by the Bank of  Louisville  from  time to time,  plus .25% per year for a term ending on August 31,  2005.  ORIG will pay the interest  rate  described in
     Revolving  Credit  Note A for  any  outstanding  balance  owing  under  the revolving  line of credit  if,  and only if,  the  outstanding  balance  is
     $2,000,000  or less. If the  outstanding  balance owing under the revolving line of credit is greater than  $2,000,000  but less than  $4,000,000,  the entire  balance  will be evidenced by and subject to the terms of Revolving
     Credit Note B described below.

                                       18

o    Revolving  Credit Note B bears  interest at the prime rate, as announced by the Bank of  Louisville  from  time to time,  plus .50% per year for a term ending on August 31,  2005.  ORIG will pay the interest  rate  described in
     Revolving  Credit  Note B for  any  outstanding  balance  owing  under  the revolving  line of credit  if,  and only if,  the  outstanding  balance  is greater  than  $2,000,000  but less  than  $4,000,000.  If the  outstanding
     balance  owing  under  the  revolving   line  of  credit  is  greater  than
     $4,000,000,  the entire  balance  will be  evidenced  by and subject to the terms of Revolving Credit Note C described below.

o    Revolving  Credit Note C bears  interest at the prime rate, as announced by the  Bank of  Louisville  from  time to  time,  plus 1% per year for a term ending on August 31,  2005.  ORIG will pay the interest  rate  described in
     Revolving  Credit  Note C for  any  outstanding  balance  owing  under  the revolving  line of credit  if,  and only if,  the  outstanding  balance  is greater than $4,000,000.

     The line of credit from the Bank of Louisville is secured by:

o    Interests  of the  Partnership  which are  currently  held or  subsequently acquired by ORIG,  including any distributions  which the Partnership makes to ORIG with respect to the Interests and any proceeds from the sale of the
     Interests held by ORIG;

o    limited   partnership   interests  in  partnerships   affiliated  with  the
     Partnership  which are  currently  held or  subsequently  acquired by ORIG, including  any  distributions  which  the  partnerships  make to ORIG  with respect to the interests held by ORIG and any proceeds from the sale of the interests held by ORIG; and

o    the personal guaranties of Mr. Nichols and Mr. Lavin of all indebtedness of
     ORIG with respect to the Bank of Louisville  under the  $6,000,000  line of credit pursuant to two separate Guaranty Agreements,  each dated August 15,
     2000 among the Bank of  Louisville  and each of Mr.  Nichols and Mr. Lavin.
     Mr.  Nichols and Mr. Lavin are jointly and  severally  liable under each of their respective Guaranty Agreements.

     Under the terms of the Loan Agreement,  ORIG will repay the proceeds of the revolving line of credit as follows:

o    On September 1, 2000, ORIG began making consecutive monthly payments of all accrued and unpaid interest on the outstanding principal balance.

o    The entire outstanding  principal balance owing under the revolving line of credit is due and payable on August 31,  2005.  ORIG  intends to make these payments  using  funds from cash  distributions  from the  Partnership  and affiliated  partnerships  and  from  capital  contributions  to ORIG by Mr.
     Nichols  and Mr.  Lavin  pursuant  to the terms of a  Capital  Contribution
     Agreement  dated as of January 20, 1999 by and between Mr.  Nichols and Mr.
     Lavin

                                       19

     In addition to using the proceeds of the  revolving  line of credit to fund the  purchase of  Interests  and ORIG's  proportionate  share of expenses of the
Offer,  Mr. Nichols and Mr. Lavin may fund the purchase of Interests by ORIG and
ORIG's   proportionate   share  of  the  expenses  of  the  Offer  from  capital
contributions  by Mr. Nichols and Mr. Lavin pursuant to the terms of the Capital
Contribution Agreement referenced above.

     Section 10. Certain Information About the Partnership

     The Partnership was formed in December, 1984 under the laws of the State of
Maryland.  NTS-Properties Associates VI, a Kentucky limited partnership,  is the
Partnership's  General Partner. NTS Capital Corporation is the corporate general partner of the General  Partner.  NTS Capital  Corporation  is controlled by Mr.
Nichols,  its Chairman of the Board,  and Mr. Brian F. Lavin,  its President and
Chief  Operating  Officer.  The  Partnership's  net  income  or  loss  and  cash distributions are allocated according to the terms of the Partnership Agreement.
Under the  Partnership  Agreement,  Pre-Termination  Date Net Cash  Receipts and
Interim Net Cash Receipts (each as defined in the  Partnership  Agreement)  that are made available for  distribution are distributed 99% to the Limited Partners and 1% to the General Partner.  Net Cash Proceeds are distributed (i) 99% to the
Limited  Partners and 1% to the General Partner until the Limited  Partners have received cash  distributions from all sources (except  Pre-Termination  Date Net
Cash Receipts)  equal to their Original  Capital (as defined in the  Partnership
Agreement);  and (ii) the remainder is allocated 80% to the Limited Partners and
20% to the General Partner.  Net Operating Income (as defined in the Partnership
Agreement)  is  allocated  to the Limited  Partners  and the General  Partner in
proportion to their  respective  cash  distributions.  Net  Operating  Income in excess  of cash  distributions  and Net Gains  from  Sales  (as  defined  in the
Partnership  Agreement)  are allocated as follows:  (i) pro rata to all partners with a negative  capital  account in an amount to restore the  negative  capital account to zero; (ii) 99% to the Limited  Partners and 1% to the General Partner
until the  Limited  Partners  have  received an amount  equal to their  Original
Capital less cash distributions; and (iii) the remainder is allocated 80% to the
Limited  Partners  and 20% to the  General  Partner.  Net  Operating  Losses (as
defined in the Partnership  Agreement) are allocated 99% to the Limited Partners and 1% to the General Partner.

     The  Partnership  owns  the  following   residential  and  commercial  real
properties:

     o    Sabal Park Apartments is a 162-unit luxury  apartment  complex located in  Orlando,  Florida.  As of March 31,  2001,  the  property  was 96%
          occupied.  The  Partnership  has two mortgage  loans on this property, each with an insurance company, which obligations had a combined total outstanding  balance of $4,069,941 on March 31, 2001.  Both  mortgages are  secured  by the  property  and bear  interest  at a fixed rate of
          7.38%. Both mortgages mature on December 5, 2012.

     o    Park Place Apartments  Phase I is a 180-unit luxury apartment  complex located in Lexington, Kentucky. As of March 31, 2001, the property was
          76% occupied.  The Partnership has a mortgage  payable to an insurance company which had an  outstanding  balance of  $11,931,459 as of March
          31, 2001. The mortgage is secured

                                       20

          by the property and Park Place Apartments Phase III (described  below)
          and bears interest at a fixed rate of 7.74%.  The mortgage  matures on
          October  15,  2012.  In  addition  to the  mortgage,  the  Partnership borrowed  funds  from a bank to install a water  meter  system at Park
          Place  Apartments  Phase I. The note bears interest at the banks prime rate  which was 8.5% as of March  31,  2001 and  matures  on March 27,
          2003. The note had an  outstanding  balance of $52,020 as of March 31,
          2001.

     o    Park Place  Apartments  Phase III is a recently  constructed  152-unit luxury  apartment  complex,  located adjacent to Park Place Apartments
          Phase I in Lexington, Kentucky.  Construction of Park Place Apartments
          Phase III began in April,  1998 and the last  building  of Park  Place
          Apartments  Phase III was  certified for occupancy on May 19, 2000. As of March 31, 2001, the property was 56% occupied.  The Partnership has a mortgage  payable to an insurance  company which had an  outstanding balance of  $11,931,459  as of March 31, 2001. The mortgage is secured by the property and Park Place  Apartments  Phase I (described  above)
          and bears interest at a fixed rate of 7.74%.  The mortgage  matures on
          October 15, 2012.

     o    Willow Lake Apartments is a 200-unit luxury apartment complex, located in Indianapolis,  Indiana.  As of March 31, 2001, the property was 94%
          occupied.  The  Partnership  has a mortgage  payable  to an  insurance company which had an outstanding balance of $7,287,833 as of March 31,
          2001.  The mortgage is secured by the property and bears interest at a fixed rate of 7.32%.  The  mortgage  matures on October 15,  2012.  In addition to the mortgage,  the Partnership  borrowed funds from a bank to install a water meter  system at Willow Lake  Apartments.  The note bears  interest at the banks prime rate which was 8.5% as of March 31,
          2001  and  matures  on March  31,  2003.  The note had an  outstanding balance of $49,473 as of March 31, 2001.

     The  Partnership,  through a joint venture  partnership with NTS Properties
IV, an affiliate of the General Partner,  owns an interest in the following real properties:

     o    Golf Brook Apartments is a 195-unit luxury  apartment  complex located in Orlando,  Florida.  The  Partnership's  percentage  interest in the joint  venture is 96%.  As of March 31,  2001,  the  property  was 88%
          occupied. The Partnership has a mortgage secured by the property which had an  outstanding  balance of $8,245,954  as of March 31, 2001.  The mortgage bears interest at 7.57% and matures on May 15, 2009.

     o    Plainview  Point III  Office  Center is an  office  center  containing approximately  59,552  rentable  square feet,  located in  Louisville,
          Kentucky.  The Partnership's  percentage interest in the joint venture is 95%. As of March 31,  2001,  the  property  was 98%  occupied.  The
          Partnership  has a  mortgage  secured  by the  property  which  had an outstanding  balance of $3,184,338 as of March 31, 2001.  The mortgage bears interest at 8.375% and matures on December 1, 2010.

                                       21

     On  July  19,  2000,  there  was a fire  at Golf  Brook  Apartments.  Eight apartment  units  sustained fire and/or smoke damage.  The  Partnership  filed a claim with its insurance company, and after meeting the $5,000 deductible,  have collected  $250,000  as of March 31,  2001.  It is unknown at this time,  if the costs of the repairs to the eight  apartments will be completely  covered by the insurance claim.

     The  Partnership  plans to replace the roofs at both Willow Lake Apartments
(26  buildings)  and Park Place  Apartments  Phase I (24 buildings) all of which were installed using shingles  produced by a single  manufacturer.  The shingles appear to contain defects which may cause the roofs to fail prematurely.  As the manufacturer has declared bankruptcy, the Partnership does not expect to be able to recover  any of the costs of the roof  replacements  in the event of any such failures.  The Partnership does not have sufficient  working capital to make all of the roof  replacements  at one time. As of March 31, 2001,  four buildings at
Willow Lake Apartments have had roofs replaced.  The total cost of replacing all the  remaining  roofs is estimated to be $920,000  ($20,000 per  building).  The
Partnership  anticipates  that it will  require  at  least  12  months  to build adequate  cash  reserves  to  begin  roof  replacements  at one  time.  The roof replacements  discussed  above  will be made  using  funds  from  operations  or additional  debt  secured  by  the  Partnership's  properties.  There  can be no guarantee  that such funds will be available  at which time the General  Partner will  manage the  demand on  liquidity  according  to the best  interest  of the
Partnership.

     The Partnership's ratio of earnings to fixed charges was 0.49 for the three months  ended  March 31,  2001.  The  Partnership's  ratio of  earnings to fixed charges was 0.69 for the year ended December 31, 2000. The  Partnership's  ratio of earnings to fixed charges was 0.81 for the year ended December 31, 1999.

     For more detailed financial information about the Partnership, see Appendix
A of this Offer to Purchase.

     Section 11. Certain Transactions with Affiliates.

     Management Agreement with NTS Development Company. NTS Development Company, an affiliate of the General Partner, directs the management of the Partnership's properties  pursuant to a written  management  agreement between NTS Development
Company and the  Partnership.  Under the management  agreement,  NTS Development
Company establishes rental policies and rates and directs the marketing activity of  leasing  personnel.  It also  coordinates  the  purchase  of  equipment  and supplies,  maintenance activity and the selection of all vendors,  suppliers and independent contractors.

     Under  the  management  agreement,   the  Partnership  agreed  to  pay  NTS
Development  Company  a  management  fee  equal  to 5% of  gross  revenues  from residential properties and 6% of gross revenues from commercial properties. Also under the management  agreement,  the Partnership  agreed to pay NTS Development
Company  a repair  and  maintenance  fee equal to 5.9% of costs  incurred  which relate to capital improvements. The Partnership paid NTS Development Company

                                       22

          the  following  fees for the three months ended March 31, 2001 and for the year ended December 31, 2000.  Some of these charges are accounted for on the Partnership's  books as operating  expenses or professional and administrative  expenses,  and some have been capitalized as other assets or as land, buildings and amenities.

                                      Three Months                 Year
                                     Ended 03/31/01           Ended 12/31/00
                                     --------------           --------------
Property Management Fee..........       $133,975                 $558,123

Repair and Maintenance Fee.......         13,137                   43,418
                                      ----------               ----------
                                        $147,112                 $601,541
                                       =========                =========

     The  management  agreement  also requires the  Partnership  to purchase all insurance relating to the managed  properties,  to pay the direct  out-of-pocket expenses of NTS  Development  Company in  connection  with the  operation of the properties,  including the cost of goods and materials used for and on behalf of the  Partnership,  and to reimburse  NTS  Development  Company for the salaries, commissions,  fringe  benefits,  and  related  employment  expenses  of  on-site personnel.

     The  Partnership  paid NTS  Development  Company the following  amounts for expenses,  in addition to the fees  described in the  preceding  table,  for the three months ended March 31, 2001 and for the year ended December 31, 2000. Some of these  charges are  accounted  for on the  Partnership's  books as  operating expenses  or  professional  and  administrative  expenses,  and some  have  been capitalized as other assets or as land, buildings and amenities.

                                           Three Months               Year
                                           Ended 3/31/01         Ended 12/31/00
                                           -------------         --------------
Leasing..................................    $   38,908            $   183,407

Administrative...........................        70,696                313,576

Property Management Costs................       253,884                890,447

Professional and Administrative Expenses.        79,545                325,298

Construction Management..................         2,174                107,776

Other....................................         2,131                 24,746
                                            -----------         --------------
                                              $ 447,338            $ 1,845,250
                                              =========            ===========

     The initial term of the  management  agreement was five years.  Thereafter, the agreement  continues for succeeding  one-year  periods,  unless  canceled by either party upon sixty days written notice. As of June 25, 2001, the Management
Agreement is still in effect.

                                       23

     Purchases of Equity  Interests from Richard L. Good. In connection with the retirement  of  Richard  L.  Good,  the  former  Vice  Chairman  of NTS  Capital
Corporation, and under an agreement dated as of January 1, 1999 (the "Retirement
Agreement"),  JDN Financial Holdings,  LLC, a Delaware limited liability company owned by J.D.  Nichols,  acquired  the equity  interests  of Mr. Good in various
entities   affiliated   with  the   Partnership,   including  NTS   Corporation,
NTS-Properties   Associates  VII,  the  General  Partner,   NTS-Properties  Plus
Associates,  and  interests  in  private  limited  partnerships  with  ownership interests in real estate.  JDN Financial  Holdings did not purchase Interests in connection  with the  Retirement  Agreement.  In  consideration  for his  equity
interests  in  the   foregoing   entities,   Mr.  Good   received  (i)  monetary
consideration  equal to his  salary  and bonus in the  amount  of  approximately
$529,000,  (ii)  various  promissory  notes in the net  amount of  approximately
$1,600,000,  payable  monthly  through  February 29, 2012 at an interest rate of
5.09% per annum,  and (iii)  equity  interests  in real and  personal  property, including 50% of the equity interest in National  Aquatics,  Inc. and 70% of the equity interest in NTS/Sabal Office Limited Partnership.

     Distributions,  Returns of Capital and Capital  Contributions.  On December
21, 2000, Mr. Nichols  received a total of  $10,874,010  in  distributions  from various private partnerships  affiliated with the Partnership.  On the same date he used these and other funds to make capital contributions totaling $11,720,760 to various private  partnerships and other private entities  affiliated with the
Partnership.  Also on December 21, 2000, Mr. Lavin  received a  distribution  of
$50,000 from a private  partnership  affiliated  with the  Partnership,  and NTS
Capital  Corporation  received  distributions  totaling  $695,905  from  various private  partnerships  affiliated with the  Partnership.  On this date Mr. Lavin contributed  $50,000 to NTS Financial  Partnership  and NTS Capital  Corporation
contributed  $695,905 to various private  partnership and other private entities affiliated  with  the  Partnership.  In  addition  to the  above  distributions, entities and individuals  affiliated with the Partnership received distributions totaling  $2,784,215  on December  21, 2000 from  various  private  partnerships affiliated with the Partnership.  On this date various  individuals and entities also  made  capital  contributions,  in  addition  to the  contributions  of Mr.
Nichols,  Mr.  Lavin  and NTS  Capital  Corporation  described  above,  totaling
$1,937,465,   to  various  private   partnerships  and  other  private  entities
affiliated with the Partnership.

     In the past two years, Mr. Nichols has received returns of capital totaling
$4,746,321  from NTS  Financial  consisting  of: (i)  $144,000 of  undistributed profits of affiliates of NTS Financial;  and (ii) $4,602,321 from NTS Financial,
$1,165,226  of which Mr.  Nichols used to pay taxes and  $3,453,656 of which Mr.
Nichols used to make capital  contributions to ORIG to purchase Interests in the
Partnership,   to  purchase  limited   partnership   interests  in  partnerships
affiliated with the Partnership and to pay third-party  obligations.  During the past two years Mr. Nichols made capital  contributions to NTS Financial totaling
$3,629,499,   consisting  of  $923,739  of  personal  funds  and  $2,705,760  of distributions  from private  affiliates  of NTS  Financial.  The  $2,705,760  in capital  contributions  is included in the $11,720,760 of capital  contributions made by Mr. Nichols to various private entities  affiliated with the Partnership described in the previous paragraph.  During the past two years Mr. Nichols made capital  contributions to ORIG totaling $3,944,395 consisting of $630,403 of his personal  funds and  $3,313,992 of cash received from NTS Financial and received returns of capital from ORIG totaling $490,739.

                                       24

     In the past two years,  Mr.  Lavin has  borrowed  money from NTS  Financial totaling  $282,366  which was used to make capital  contributions  to ORIG.  Mr.
Lavin has made capital  contributions  to ORIG totaling  $503,945  consisting of
$225,000  of his  personal  funds  and  $278,945  in  funds  borrowed  from  NTS
Financial.  Mr. Lavin  received a return of capital from ORIG  totaling  $70,073 which he used to repay the loans from NTS Financial.  As of July 2001, Mr. Lavin has repaid $120,073 of the loans from NTS Financial.

     Personal  Guaranties.  Since January 1, 1998,  Mr.  Nichols has  personally guaranteed various loans made to various publicly and privately-held  affiliates of the  Partnership.  As of December  31,  2000,  Mr.  Nichols  had  outstanding
personal  guaranties  totaling  approximately   $27,198,000.   Mr.  Nichols  has
guaranteed  the  payment  of  approximately  $215,000  of notes  payable  of NTS
Corporation and approximately  $17,700,000 of loans of various  affiliates.  Mr.
Nichols also guaranteed, as an indemnitor, that the conditions of certain surety bonds will be met. The  outstanding  commitments of the surety bonds  aggregated
$3,283,000 at December 31, 2000. In December,  1999,  Mr.  Nichols and Mr. Lavin
each personally  guaranteed a $2,000,000 loan to ORIG from Community Trust Bank,
N.A.  in  the  following  amounts:   (1)  Mr.  Nichols  guaranteed  75%  of  all
indebtedness  of  ORIG or  $1,500,000,  whichever  is  less;  and (2) Mr.  Lavin guaranteed 25% of all indebtedness of ORIG or $500,000,  whichever is less. This loan was repaid using the proceeds of a $6,000,000 loan to ORIG from the Bank of
Louisville.  Mr.  Nichols  and  Mr.  Lavin  each  personally  guaranteed  up  to
$6,000,000 of the  obligations  under the loan from the Bank of Louisville,  for which each of them is jointly and severally liable.

     In  addition  to the  guaranties  described  above,  on March 31,  1989 NTS
Guaranty  Corporation,  owned  100%  by  Mr.  Nichols  and an  affiliate  of the
Partnership,  guaranteed certain  obligations of NTS Mortgage Income Fund, which is also an affiliate of the  Partnership.  On September  20, 1988,  Mr.  Nichols
issued a $10,000,000 demand note to NTS Guaranty Corporation,  which may be used to satisfy the guaranty.  The obligations of NTS Guaranty  Corporation under the guaranty are expressly  limited to the assets of NTS Guaranty  Corporation,  its ability to draw upon the  $10,000,000  demand note and Mr.  Nichols'  ability to answer a demand under the note.

     Previous Tender Offers. During the past two years, ORIG has participated in joint tender offers with:  (i) the  Partnership  to purchase  Interests and (ii)
limited  partnerships  that are  affiliates of the  Partnership  to purchase the limited partnership  interests of those  partnerships.  The following table sets forth the results of these tender offers:

                                                                                           Limited
                                                                                         Partnership          Limited
                                                                                          Interests         Partnership
                                                                         Total          Purchased by         Interests
                                   Subject            Price per        Interests         the Subject         Purchased
       Purchase Date             Partnership          Interest         Purchased         Partnership          by ORIG
       -------------             -----------          ---------        ---------         -----------          -------
January 18, 1999            The Partnership             $350             2,103                 750             1,353

                                       25

                                                                                           Limited
                                                                                         Partnership          Limited
                                                                                          Interests         Partnership
                                                                         Total          Purchased by         Interests
                                   Subject            Price per        Interests         the Subject         Purchased
       Purchase Date             Partnership          Interest         Purchased         Partnership          by ORIG
       -------------             -----------          ---------        ---------         -----------          -------
June 18, 2001June 18,       The Partnership             $370             2,801                 500             2,301
2001September 30,
1999
December 23, 1999           The Partnership             $380             1,085                 250               835
August 15, 2000             The Partnership             $380             3,685                 100             3,585
December 31, 1998           NTS-Properties              $250               729                 500               229
                            III
December 8, 1999            NTS-Properties              $250               938                 500               438
                            III
December 20, 2000           NTS-Properties              $250             1,094                 100               994
                            III
February 19, 1999           NTS-Properties              $205             1,259                 600               659
                            IV
December 8, 1999            NTS-Properties              $205             2,245                 500             1,745
                            IV
December 22, 2000           NTS-Properties              $230*            3,092                 100             2,992
                            IV
February 5, 1999            NTS-Properties V            $205             2,458                 600             1,858
December 31, 1999           NTS-Properties V            $230**           1,196                 250               946
December 22, 2000           NTS-Properties V            $230             2,710                 100             2,610
March 6, 1999               NTS-Properties                $6            25,794              10,000            15,794
                            VII, Ltd.
December 15, 1999           NTS-Properties                $6            41,652              10,000            31,652
                            VII, Ltd.
August 15, 2000             NTS-Properties                $6            39,220               2,500            36,720
                            VII, Ltd.
August 14, 2001             NTS-Properties                $6        Offer open***      Offer open***      Offer open***
                            VII, Ltd.

*The original  offering  price was $205 per Interest which was increased to $230 per interest on December 1, 2000.
** The original offering price was $215 per interest which was increased to $230 per interest on December 20, 1999.
***The offer began on May 14, 2001 and is scheduled to end on August 14, 2001.

                                       26

     In addition to the above joint tender  offers:  (i) on September  30, 1999,
NTS-Properties V purchased 2,523 limited partnership interests in NTS-Properties
V from limited  partners for $205 per interest  pursuant to an offer to purchase interests,  and  (ii) on  April  30,  2001  ORIG  purchased  211,214.25  limited partnership  interests in  NTS-Properties  Plus Ltd.  from limited  partners for
$1.30 per interest pursuant to an offer to purchase interests.

     Purchases  Outside Tender Offers.  The  Partnership's  affiliates,  BKK and
Ocean Ridge,  have purchased  Interests  from time to time.  Mr.  Nichols' wife,
Barbara Nichols,  is the sole limited partner of Ocean Ridge. BKK is the general partner of Ocean Ridge. Since October,  1995, BKK and Ocean Ridge have purchased
413  Interests at prices  ranging from $234 to $350 per  Interest.  All of these
Interests are currently owned by Ocean Ridge. Mr. Nichols and Mr. Lavin disclaim beneficial  ownership of each of these Interests.  The General Partner owns five
Interests.  Mr. Nichols and Mr. Lavin disclaim  beneficial  ownership of each of these Interests.

     ORIG purchased  Interests in the  Partnership  and also  purchased  limited partnership  interests in limited  partnerships  affiliated with the Partnership pursuant to an Agreement,  Bill of Sale and Assignment  dated February 10, 2000, by and  among  ORIG and  four  investors  in the  Partnership  and  partnerships affiliated with the  Partnership  for a total purchase price of $900,000.  Under the agreement,  ORIG purchased a total of 675 limited  partnership  interests in the Partnership from two investors for total  consideration  of $281,128,  or an average  price  of  $416.49  per  interest.  ORIG  purchased  Interests  in  the
Partnership  and  also  purchased  limited  partnership   interests  in  limited
partnerships  affiliated  with  the  Partnership  on  April  30,  2001  from two investors who are  affiliated  with each other,  for a total  purchase  price of
$120,752.  ORIG purchased a total of 165 Interests in the  Partnership  from the investors for total  consideration of $66,000,  or a price of $400 per interest.
With regard to ORIG's  purchases in February 2000 and April 2001,  ORIG paid the investors a premium  above the  purchase  price  previously  offered for limited partnership  interests in prior tender offers because this purchase allowed ORIG to  purchase a  substantial  number of  limited  partnership  interests  without incurring the significant expenses involved with a tender offer.

     Section 12. Certain Federal Income Tax Consequences.

     Certain Federal Income Tax  Consequences  of the Offer.  The following is a general summary,  under currently  applicable law, of certain federal income tax considerations  generally  applicable  to the sale of Interests  pursuant to the
Offer. This summary is for general information only. The actual tax treatment of a tender of Interests may vary depending upon your  particular  situation.  Some limited partners, including, but not limited to, insurance companies, tax-exempt entities,  financial institutions or broker/dealers,  foreign corporations,  and persons who are not citizens or residents of the United  States,  may be subject to special rules not discussed below. In addition,  the summary does not address the federal income tax consequences to all categories of Interest  holders,  nor does it address the federal income tax  consequences to limited  partners who do not hold the Interests as "capital  assets," as defined by the Internal  Revenue
Code of 1986, as amended.  No ruling from the Internal  Revenue  Service ("IRS")
will be sought with  respect to the federal  income tax  consequences  discussed herein;  thus,  there  can be no  assurance  that the IRS will  agree  with this discussion.  We urge you to consult your own tax  advisors as to the  particular tax

                                       27

consequences of a tender of your Interests pursuant to the Offer,  including the applicability  and effect of any state,  local,  foreign or other tax laws,  any recent  changes  in  applicable  tax  laws  and any  proposed  legislation.  The following  information  is  intended  as a  general  statement  of  certain  tax considerations, and you should not treat this as legal or tax advice.

     Sale of Interests  Pursuant to the Offer. The receipt of cash for Interests pursuant  to the Offer  will be a taxable  transaction  for  federal  income tax purposes and may also be a taxable transaction under applicable state, local and other laws.  The  purchase of  Interests  pursuant to the Offer will be deemed a sale of the  Interests by limited  partners who tender their  Interests.  If you tender  in the  Offer,  the  payment  for  your  Interests  will be in  complete liquidation of that portion of your ownership in the Partnership  represented by the  purchased  Interests.  You or any other  recipient of such payments will be taxed to the extent of any gain  recognized  in  connection  with such sale.  In general,  and subject to the  recapture  rules of the  Internal  Revenue Code of
1986, as amended,  Section 751 discussed below, if you tender you will recognize capital  gain or loss at the time  your  Interests  are  purchased  by us to the extent  that  the  sum  of the  cash  distributed  to you  plus  your  share  of
Partnership  liabilities exceeds your adjusted basis in the purchased Interests.
Upon the sale of your  Interests  pursuant  to the Offer,  you will be deemed to have  received  money in the form of any cash  payments to you and to the extent you are relieved from your proportionate  share of Partnership  liabilities,  if any,  to which the  Partnership's  assets are  subject.  Therefore,  you will be required to recognize gain upon the sale of your Interests if the amount of cash you  received,  plus the amount you are deemed to have  received  as a result of being relieved of your proportionate share of Partnership  liabilities (if any), exceeds your adjusted basis in the purchased Interests. The income taxes payable upon the sale must be determined by you on the basis of your own  particular tax circumstances.

     The adjusted  basis of your  Interests is  calculated by your initial basis and making  certain  additions  and  subtractions  to your initial  basis.  Your initial basis is the amount paid for an Interest,  which $1,000 per Interest, if you purchased in the initial  offering,  increased by your share of liabilities, if any,  to which  the  Partnership's  assets  are  subject  and by the share of
Partnership  taxable  income,  capital gains and other income items allocated to you. Basis is generally reduced by cash  distributions,  decreases in your share of liabilities and the share of Partnership losses allocated to each Interest.

     If you tender  Interests  in the Offer,  you will be  allocated  a pro rata share of the  Partnership's  taxable income or loss for 2000 with respect to the
Interests sold in accordance  with the provisions of the  Partnership  Agreement concerning transfers of Interests. This allocation will affect your adjusted tax basis in your Interests and, therefore,  the amount of your taxable gain or loss upon a sale of Interests  pursuant to this Offer.  You must  determine  your own adjusted tax basis because the basis will vary depending upon when you purchased the  Interests  and the  amount  of  distributions  you have  received  for each
Interest, which varies depending upon the date on which you were admitted to the
Partnership.

     In determining the tax  consequences  of accepting the Offer,  our payments for  Interests  will be deemed to be equal to the $380 cash payment per Interest plus a pro rata share of the Partnership's

                                       28

debt,  which as of March 31, 2001 equaled  $892.98 per Interest  (together,  the
"Selling  Price").  The taxable gain or loss to be incurred as a consequence  of accepting  the Offer is  determined  by  subtracting  the adjusted  basis of the purchased Interest from the Selling Price.

     A taxable gain, if any, on the  disposition  of Interests must be allocated between ordinary income,  unrecaptured  Section 1250 gain and long-term  capital gain. You will realize  long-term capital gain or loss on such sale, if: (1) you are not a "dealer" in  securities;  (2) you have held the  Interests  for longer than twelve (12) months;  and (3) the Partnership has no Section 751 assets.  To the extent  that a portion of the gain  realized  on the sale of an  Interest is attributable to Section 751 assets you will recognize ordinary income, and not a capital  gain,  upon the sale of the  Interest.  Section  751 assets  consist of
"unrealized  receivables"  and "inventory  items of the  Partnership  which have appreciated  substantially  in value." For purposes of Code Section 751, certain depreciation  deductions  claimed by the  Partnership  (generally,  depreciation deductions in excess of straight-line  depreciation in the case of real property and all allowable depreciation to date in the case of other property) constitute
"unrealized  receivables."  Thus,  the gain,  if any, you  recognize if you sell
Interests  will be ordinary  income in an amount not to exceed your share of the
Partnership's  depreciation deductions that are "unrealized  receivables." It is unclear whether, for Interests held for twelve months or longer, with respect to real property,  the amount of gain  attributable  to  depreciation  not taxed as ordinary income is taxed as unrecaptured  Section 1250 gain or long-term capital gain.  Furthermore,  if the  Partnership  were  deemed to be a "dealer"  in real estate for federal  income tax purposes,  the property  held by the  Partnership might be treated as "inventory  items of the Partnership  which have appreciated substantially  in value" for  purposes of Code  Section  751,  and if you tender
Interests you would recognize  ordinary income, in an amount equal to your share of the appreciation in value of the  Partnership's  real estate  inventory.  The
General Partner does not believe it has operated the Partnership's business in a manner as to make the Partnership a "dealer" for tax purposes.

     Ordinary  income  recognized  in 2001 is taxed at a stated  maximum rate of
39.6% for federal income tax purposes. In the case of real property,  the amount of gain  not  taxed as  ordinary  income  attributable  to  depreciation,  i.e., unrecaptured  Section 1250 gain,  is taxed at a maximum rate of 25%. Net capital gains are taxed for federal  income tax purposes at a stated maximum rate of 20%
for gain from property held longer than twelve months,  i.e.,  long-term capital gain. The tax rates may actually be somewhat higher, depending on the taxpayer's personal exemptions and amount of adjusted gross income. A taxable loss, if any, on the disposition of Interests will be recognized as a capital loss for federal income tax  purposes for limited  partners  who hold their  Interests as capital assets.

     Back-up  Withholding.  To prevent  back-up  federal income tax  withholding equal to 31% of the payments  made pursuant to the Offer,  each limited  partner
(except a foreign limited partner) who does not otherwise establish an exemption from such  withholding  must notify the  Partnership  of his, her or its correct taxpayer  identification  number (or  certify  that such  taxpayer is awaiting a taxpayer  identification  number)  and  provide  certain  other  information  by completing a Substitute Form W-9 to the  Partnership.  For your  convenience,  a
Substitute Form W-9 is enclosed with this Offer to

                                       29

Purchase. Some limited partners,  including corporations,  may not be subject to the withholding and reporting requirements.

     Section 13. Transactions and Arrangements Concerning Interests.  Based upon the Partnership's and ORIG's records and information provided to the Partnership by the  General  Partner and  affiliates  of the  General  Partner,  neither the
Partnership,  General  Partner,  ORIG  nor,  to the  best  of the  Partnership's knowledge,  any controlling person of the Partnership,  the General Partner,  or
ORIG, has effected any  transactions in the Interests  during the sixty business days prior to the date hereof except ORIG's purchase of a total of 235 Interests in April 2001,  165 of which were  purchased at a price of $400 per Interest and
70 of which were purchased for $380 per Interest.

     Section 14.  Extensions of Tender  Period;  Terminations;  Amendments.  The
Partnership has, or, if the Offer is oversubscribed,  ORIG has, the right at any time and from time to time on or  before  the  Expiration  Date,  to extend  the period of time  during  which the  Offer is open by giving  each of you  written notice of the  extension.  If there is any extension,  all Interests  previously tendered and not purchased or withdrawn will remain subject to the Offer and may be purchased by us, except to the extent that such Interests may be withdrawn as set forth in Section 4 of this Offer to Purchase.

     If the Offer is  oversubscribed,  we have the right to purchase  additional
Interests.  If either of us decides,  in our sole  discretion,  to increase  the amount of  Interests  being  sought  and,  at the time  that the  notice of such increase is first published, sent or given to holders of Interests, the Offer is scheduled to expire within ten business  days of the notice,  so that it is open for ten business days from the date of the notice.

     For  purposes  of the Offer,  a  "business  day" means any day other than a
Saturday,  Sunday or federal  holiday and consists of the time period from 12:01
a.m.  through 12:00 Midnight,  Eastern  Standard Time. We have the right: (i) to terminate the Offer and not to purchase or pay for any Interests not  previously purchased or paid for upon the occurrence of any of the conditions  specified in
Section  6 of this  Offer to  Purchase  by  giving  you  written  notice  of the termination and making a public announcement of the termination;  or (ii) at any time and from time to time before the Expiration Date, to amend the Offer in any respect.  All  extensions,  delays in payment or amendments  will be followed by public announcements,  which in the case of an extension will be issued no later than  9:00  a.m.  Eastern  Standard  Time,  on the next  business  day after the previously  scheduled  Expiration Date.  Without limiting the manner in which we may choose to make any public  announcement,  except as provided  by  applicable law, including Rule 13e-4(e)(2) under the Exchange Act, we have no obligation to publish, advertise or otherwise communicate any public announcement,  other than by issuing a release to the Dow Jones News Service.

     Section 15. Fees and Expenses.  We may pay a fee to "soliciting dealers" in connection  with the Offer.  "Soliciting  dealers"  will  include the  following entities: brokers or dealers who are members of any national securities exchange or of the  National  Association  of  Securities  Dealers,  or  banks  or  trust companies,  if  they  have  customers  who  hold  Interests.  If we pay a fee to soliciting  dealers we expect to pay a flat fee, in an amount  which has not yet been determined, for each

                                       30

customer of a  soliciting  dealer who holds  Interests.  The total amount of any soliciting  dealers' fees paid in connection  with the Offer will be apportioned among us based on the number of Interests  purchased by each of us, as described in Section 9, "Source and Amount of Funds."

     If  we  pay a  soliciting  dealers'  fee,  in  consideration  for  the  fee soliciting dealers will forward the Offer and accompanying  materials to limited partners  who are  customers  of  theirs,  and make  telephone  calls to limited partners  regarding the Offer.  Soliciting dealers would not be required to make any  recommendation to limited partners  regarding whether they should tender or refrain from tendering  Interests in the Offer. Any soliciting  dealer fee would not be payable to dealers with regard to any Interests beneficially owned by the dealer,  or if the  soliciting  dealer is required to transfer any amount of the fee to a limited  partner.  No soliciting  dealer will be considered an agent of ours for purposes of the Offer. Whether or not we pay a soliciting dealer's fee, we will reimburse  brokers,  dealers,  commercial  banks and trust companies for customary  handling and mailing  expenses  incurred in  forwarding  the Offer to their customers.

     We will bear the costs of printing  and mailing the  offering  materials to the limited  partners.  Officers and directors of NTS Capital  Corporation,  the corporate  general  partner of the General  Partner,  or  employees  of entities affiliated with us or the General Partner may solicit limited partners to tender their Interests in the Offer by telephone, facsimile or in person. None of these individuals will receive additional  compensation for making solicitations,  but
we  may  reimburse  them  for  out-  of-pocket  expenses   associated  with  the
solicitations.

     Section 16. Address; Miscellaneous.

     Address. All executed copies of the Letter of Transmittal,  Substitute Form
W-9 and the Certificate(s) of Ownership for the Interests being tendered (or the
Affidavit) must be sent via mail or overnight courier service to the address set forth below.  Manually signed facsimile copies of the Letter of Transmittal will
not  be  accepted.   The  Letter  of   Transmittal,   Substitute  Form  W-9  and
Certificate(s)  of Ownership for the Interests being tendered (or the Affidavit)
should be sent or  delivered  by you or your broker,  dealer,  commercial  bank, trust company or other nominee as follows:

                  By Mail, Hand Delivery or Overnight Mail/Express:
                  NTS Investor Services
                  c/o Gemisys
                  7103 S. Revere Parkway
                  Englewood, CO 80112

     Any questions,  requests for assistance,  or requests for additional copies of this Offer to  Purchase,  the Letter of  Transmittal  or any other  documents relating to this Offer also may be directed to NTS Investor Services c/o Gemisys at the  above-listed  address  or at (800)  387-7454  or by  facsimile  at (303)
705-6171.

                                       31

     Miscellaneous. The Offer is not being made to, nor will tenders be accepted from,  limited  partners  residing in any jurisdiction in which the Offer or its acceptance  would  not  comply  with  the  securities  or Blue  Sky laws of such jurisdiction. We are not aware of any jurisdiction in which the Offer or tenders pursuant  to the  Offer  would  not be in  compliance  with  the  laws  of  that
jurisdiction.   We  reserve  the  right  to  exclude  limited  partners  in  any jurisdiction  in which it is asserted that the Offer cannot lawfully be made. We believe such exclusion is permissible  under  applicable  laws and  regulations, provided  that we make a good faith  effort to comply  with any state law deemed applicable to the Offer.

     We have filed a Tender Offer Statement under sections 14(d)(1) and 13(e)(1)
of the Exchange Act on Schedule TO with the Securities  and Exchange  Commission which includes  information  relating to the Offer summarized herein.  Copies of these statements may be obtained from the Partnership by contacting NTS Investor
Services  c/o Gemisys at the address and phone  number set forth in this Section
16 of this  Offer  to  Purchase  or from  the  public  reference  office  of the
Securities and Exchange  Commission at Judiciary Plaza, 450 Fifth Street,  N.W.,
Washington  D.C.  20549.  The Commission also maintains a site on the World Wide
Web at  http://www.sec.gov  that contains  reports  electronically  filed by the
Partnership with the Commission.

                                            NTS-Properties VI
                                            ORIG, LLC

June 25, 2001

                                       32

                                   Appendix A
                  The Partnership's Financial Statements Giving
                          Pro Forma Effect of the Offer

     The  Partnership's  financial  statements  for the years ended December 31,
1999 and  December  31,  2000 and the three  months  ended  March  31,  2001 are incorporated  herein by reference.  These financial  statements are contained in the Partnership's Annual Reports on Form 10- K and Quarterly Report on Form 10-Q
filed with the  Securities  and Exchange  Commission  pursuant to the Securities
Exchange  Act  of  1934.   The  Annual  and  Quarterly   Reports   contain  more
comprehensive  financial  information than the information contained herein. The following unaudited pro forma balance sheets and statements of operations of the
Partnership  are  presented  to give  effect  of the  Offer as if it were  fully subscribed  and  completed as of March 31, 2001 and  December 31, 2000.  The pro
forma financial statements contain certain financial  information for the fiscal year ended December 31, 2000 extracted or derived from the Partnership's  Annual
Report on Form 10-K and certain  financial  information  for the  quarter  ended
March 31, 2001 extracted or derived from the  Partnership's  Quarterly Report on
Form 10-Q. The  information  extracted from the Annual and Quarterly  Reports is qualified  in its  entirety  by  reference  to the  reports  and  the  financial statements,  including  the notes,  contained  in the reports.  The  information presented in the pro forma financial  statements is based on certain assumptions made by the  Partnership  in its good  faith  judgment,  such as the  amount  of expenses it will incur in  administering  the Offer.  These  unaudited pro forma statements  are not  necessarily  indicative  of what the  Partnership's  actual financial  condition would have been for the year ended December 31, 2000 or the quarter  ended  March 31,  2001,  nor do they  purport to  represent  the future financial position of the Partnership.

                                       A-1

                                NTS-PROPERTIES VI
                                -----------------
                                 BALANCE SHEETS
                                 --------------

                                                                                         Tender                   Tender
                                             Actual                Actual               Proforma                 Proforma
                                             As of                  As of                As of                    As of
                                         March 31, 2001         December 31,         March 31, 2001         December 31, 2000
                                          (UNAUDITED)               2000              (UNAUDITED)              (UNAUDITED)
                                        -----------------    -------------------   ------------------    ------------------------

ASSETS
------
Cash and equivalents                    $         255,272     $           47,683   $          212,272         $             4,683
Cash and equivalents - restricted                 273,703                231,751              273,703                     231,751
Accounts receivable                                40,309                 67,539               40,309                      67,539
Land, buildings and amenities, net             46,939,642             47,498,726           46,939,642                  47,498,726
Other assets                                    1,231,226              1,231,836            1,231,226                   1,231,836
                                          ---------------       ----------------     ----------------            ----------------

      TOTAL ASSETS                        $    48,740,152       $     49,077,535     $     48,697,152            $     49,034,535
                                           ==============        ===============      ===============             ===============

LIABILITIES AND PARTNERS' EQUITY
--------------------------------
Mortgages and notes payable               $    34,821,018            $35,149,376     $     34,821,018            $     35,149,376
Accounts payable                                  592,292                476,492              592,292                     476,492
Security deposits                                 243,158                260,683              243,158                     260,683
Other liabilities                                 520,259                279,595              520,259                     279,595
                                         ----------------       ----------------    -----------------           -----------------

     TOTAL LIABILITIES                         36,176,727             36,166,146           36,176,727                  36,166,146

COMMITMENTS AND CONTINGENCIES

PARTNERS' EQUITY                               12,563,425             12,911,389           12,520,425                  12,868,389
                                           --------------        ---------------        -------------            ----------------

TOTAL LIABILITIES AND PARTNERS' EQUITY   $     48,740,152       $     49,077,535     $     48,697,152            $     49,034,535
                                          ===============        ===============      ===============             ===============

                                       A-2

                                NTS-PROPERTIES VI
                                -----------------
                         A Maryland Limited Partnership
                         ------------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------

                                             Actual for three                            Tender Proforma      Tender Proforma
                                              months ended           Actual for the     for three months     for the year ended
                                               March 31,               year ended        ended March 31,        December 31,
                                                  2001                  December              2001                  2000
                                              (UNAUDITED)               31,2000            (UNAUDITED)          (UNAUDITED)
                                             -----------------    -------------------- -------------------- ---------------------
REVENUES
--------
Rental income                                   $    2,611,370           $  10,433,067       $    2,611,370          $ 10,433,067
Gain on sale of asset                                       --                   5,188                   --                 5,188
Interest and other income                                6,708                 363,920                6,708               363,920
                                              ----------------          --------------    -----------------         -------------

     TOTAL REVENUES                                  2,618,078              10,802,175            2,618,078            10,802,175
                                                 -------------            ------------       --------------           -----------

EXPENSES
--------
Operating expenses                                     721,659               2,846,334              721,659             2,846,334
Operating expenses - affiliated                        365,619               1,397,291              365,619             1,397,291
Loss on disposal of assets                              56,042                 208,709               56,042               208,709
Interest expense                                       662,663               2,713,539              662,663             2,713,539
Management fees                                        133,975                 558,123              133,975               558,123
Real estate taxes                                      242,394                 948,682              242,394               948,682
Professional and administrative expenses                41,392                 192,700               41,392               192,700
Tender offer costs                                          --                      --                5,000                 5,000
Professional and administrative
  expenses - affiliated                                 79,545                 325,298               79,545               325,298
Depreciation and amortization                          650,070               2,410,585              650,070             2,410,585
                                                --------------            ------------       --------------          ------------

     TOTAL EXPENSES                                  2,953,359              11,601,261            2,958,359            11,606,261
                                                 -------------            ------------        -------------           -----------

Loss before minority interest and
  extraordinary item                                  (335,281)               (799,086)            (340,281)             (804,086)
Minority interest                                       12,682                  42,216               12,682                42,216
                                               ---------------         ---------------      ---------------         -------------

Loss after minority interest but before
  extraordinary item                                  (347,963)               (841,302)            (352,963)             (846,302)
Extraordinary item-early
  extinguishment of debt                                    --                  20,721                   --                20,721
                                                --------------         ---------------       ---------------        --------------

Net loss                                        $     (347,963)         $     (862,023)      $     (352,963)       $     (867,023)
                                                 =============           =============        =============         =============

Net loss allocated to the Limited Partners:
     Loss before extraordinary item                   (344,483)               (832,889)            (349,433)             (837,839)
     Extraordinary item                                     --                  20,514                   --                20,514
                                                 -------------           -------------        -------------         -------------
     Net loss allocated to the Limited Partners $     (344,483)         $     (853,403)      $     (349,433)       $     (858,353)
                                                 =============           =============        =============         =============

Net loss per Limited Partnership Unit:
     Loss before extraordinary item             $       (8.84)          $       (21.33)      $        (8.99)       $       (21.51)
     Extraordinary item                                    --                     (.52)                  --                  (.53)
                                                 ------------            -------------        --------------        --------------
     Net loss per Limited Partnership Unit      $       (8.84)          $       (21.85)      $        (8.99)       $       (22.04)
                                                 ============             =============       ==============        ==============

Weighted average number of Limited
  Partnership Units                                    38,989                  39,053               38,889                    38,953
                                                 ============             =============       ==============            ==============

                                       A-3

                                   Appendix B
                              ORIG's Balance Sheets

     The following are the unaudited  balance sheets of ORIG. The balance sheets contain certain financial  information for the three months ended March 31, 2001 and the years ended December 31, 2000 and December 31, 1999.

                                       B-1

                                    ORIG, LLC
                                   ----------
                                 BALANCE SHEETS
                                 --------------
                                   (UNAUDITED)

                                                       Actual              Actual               Actual
                                                        As of              As of                As of
                                                      March 31,         December 31,         December 31,
                                                        2001                2000                 1999
                                                  -----------------   ----------------    ------------------

ASSETS
------
Cash and equivalents                                $         6,851   $          8,583    $            5,574
Investments (Stated at Cost)                              7,764,947          7,538,688             3,092,806
Other assets                                                419,530            382,162               119,712
                                                     --------------   -----------------    -----------------

      TOTAL ASSETS                                   $    8,191,328    $     7,929,433    $        3,218,092
                                                      =============     ==============     =================

LIABILITIES AND EQUITY
----------------------
Notes payable                                        $    4,713,690   $      4,483,997    $               --
Accrued expense payable                                      36,656              23,889                   --
                                                     --------------   -----------------    -----------------

     TOTAL LIABILITIES                                    4,750,346          4,507,886                    --

COMMITMENTS AND CONTINGENCIES

EQUITY                                                    3,440,982          3,421,547             3,218,092
                                                     --------------   -----------------    -----------------

TOTAL LIABILITIES AND  EQUITY                       $     8,191,328  $       7,929,433    $        3,218,092
                                                     ==============   ================     =================

                                       B-2